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                                                                    EXHIBIT 10.3

                             SEARS, ROEBUCK AND CO.

                               LICENSE AGREEMENT

                                                        H&R Block Services, Inc.

                                                        June 30, 2004
                                                        ------------------------
                                                        Effective Date

                                                        195-014
                                                        ------------------------
                                                        Finite


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                                TABLE OF CONTENTS

1.    GRANT OF LICENSE..........................................................       7
      1.1    License for On-Premises Operations.................................       7
      1.2    No Representations.................................................       8
      1.3    Licensee's Franchisees.............................................       8
2.    TERM .....................................................................       9
3.    USE OF SEARS MARKS........................................................       9
      3.1    Licensed Business Name; Other Communications.......................       9
      3.2    Use and Registration of Licensed Business Marks....................       9
      3.3    Prosecution of Claims Relating to Licensed Business Name...........      10
      3.4    Rights of the Parties..............................................      10
      3.5    Injunctive Relief..................................................      10
      3.6    Infringing Use.....................................................      10
      3.7    Good Will..........................................................      11
      3.8    Survival...........................................................      11
4.    SEARS FEES................................................................      11
      4.1    Amount.............................................................      11
      4.2    Net Sales..........................................................      12
      4.3    Gross Sales........................................................      12
5.    OPERATIONAL OBLIGATIONS OF LICENSEE.......................................      12
      5.1    Operational Standards..............................................      12
      5.2    Hours of Operation.................................................      13
      5.3    Pricing............................................................      13
      5.4    Discount Policy ...................................................      13
      5.5    Customer Loyalty Programs .........................................      13
      5.6    Customer Adjustment/Service .......................................      13
      5.7    Employee Standards.................................................      14
      5.8    Licensee's Employees...............................................      14
      5.9    Employee Compensation..............................................      15
      5.10   Compliance with Labor Laws.........................................      15
      5.11   Compliance with Law................................................      15
      5.12   Payment of Obligations.............................................      15
      5.13   Licensee's Obligations.............................................      16
      5.14   Liens..............................................................      16
      5.15   Licensee Audit Program.............................................      16
      5.16   Preparer...........................................................      16
      5.17   Preparer's Responsibilities. ......................................      16
      5.18   Licensee's Guarantee to Customers..................................      16
      5.19   Quotation of Charges...............................................      17
      5.20   Copies of Tax Returns; Taxpayer's Files............................      17
6.    LICENSED BUSINESS AREA....................................................      17
      6.1 Locations.............................................................      17
      6.2    Additional Locations...............................................      19
      6.3    Improvements.......................................................      20

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
      6.4    Commencement of Operations.........................................       20
      6.5    Condition of Licensed Business Area................................       20
      6.6    Changes of Location/Remodeling. ...................................       20
      6.7    Electric/HVAC......................................................       21
      6.8    Telephone Service..................................................       21
      6.9    Telephone Numbers..................................................       22
      6.10   Telephone Directory Listings.......................................       22
      6.11   Access to Licensed Business Area...................................       22
      6.12   Effect of Store Leases.............................................       22
      6.13   Waiver of Premises Liability. .....................................       23
7.    PUBLIC COMMUNICATIONS.....................................................       23
      7.1   Advertising.........................................................       23
      7.2   Other Publicity.....................................................       24
      7.3   Forms...............................................................       24
8.    LICENSED BUSINESS EQUIPMENT...............................................       25
      8.1   Licensee's Equipment................................................       25
      8.2   POS Terminal Provided by Sears......................................       25
      8.3   Licensee-Provided POS Terminal......................................       25
9.    TRANSACTIONS AND SETTLEMENT...............................................       25
      9.1   Checks..............................................................       25
      9.2   Credit Sales........................................................       25
      9.3   Transactions........................................................       27
      9.4   Settlement..........................................................       28
      9.5   Reports.............................................................       28
      9.6   Audit Rights........................................................       29
      9.7   Underreporting......................................................       29
      9.8   Rights of Recoupment and Setoff ....................................       30
      9.9   Check Cashing.......................................................       30
10.   CONFIDENTIALITY; CUSTOMER INFORMATION.....................................       31
      10.1  Confidential Business Information...................................       31
      10.2  Treatment of Confidential Business Information......................       32
      10.3  Exceptions to Confidential Treatment................................       32
      10.4  Confidential Customer Information...................................       33
      10.5  Treatment of Confidential Customer Information......................       33
      10.6  Post-Termination Obligation.........................................       34
11.   RELATIONSHIP OF PARTIES...................................................       34
12.   DEFENSE AND INDEMNITY.....................................................       34
      12.1  Defense.............................................................       34
      12.2  Indemnity...........................................................       36
      12.3  Survival............................................................       37
13.   INSURANCE.................................................................       37
      13.1 Types of Insurance ..................................................       37
      13.2 No Cancellation Without Notice/Excess Coverage.......................       38
      13.3 Certificates.........................................................       38
      13.4 Expiration/Non-Renewal...............................................       38

                                       iii
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
      13.5 No Waiver............................................................       39
14.   TERMINATION...............................................................       39
      14.1 Mutual Right of Termination..........................................       39
      14.2 Termination by Sears upon Default by Licensee........................       39
      14.3 Termination After Opportunity to Cure................................       39
      14.4 Termination on Store Closing or Casualty.............................       40
      14.5 Effect of Termination................................................       40
      14.6 Survivability........................................................       41
15.   ASSIGNMENT................................................................       41
      15.1 Assignment by Licensee...............................................       41
      15.2 Assignment by Sears..................................................       41
      15.3 Binding Nature.......................................................       41
16.   MISCELLANEOUS.............................................................       41
      16.1 Choice of Law........................................................       41
      16.2 Jurisdiction and Venue...............................................       42
      16.3 Notices..............................................................       42
      16.4 Severability.........................................................       42
      16.5 No Waiver............................................................       43
      16.6 Cumulative Rights....................................................       43
      16.7 Construction.........................................................       43
      16.8 Survival.............................................................       43
      16.9 Entire Agreement; Modifications......................................       43
SCHEDULE 1.1A ..................................................................       44
 AUTHORIZED MERCHANDISE AND/OR SERVICES.........................................       45
SCHEDULE 1.1B...................................................................       46
 DESIGNATED SEARS STORES........................................................       46
 SCHEDULE 3.3A..................................................................       64
LICENSEE MARKS..................................................................       64
SCHEDULE 3.3B...................................................................       65
 SEARS MARKS....................................................................       65
SCHEDULE 4.1....................................................................       66
 SEARS FEES.....................................................................       66
SCHEDULE 4.1(a).................................................................       69
 TEST MARKETS ..................................................................       69
SCHEDULE 6.1(a).................................................................       70
 FACILITY SPECIFICATIONS........................................................       70
SCHEDULE 6.1(f).................................................................       71
 HVAC...........................................................................       71
SCHEDULE 6.2 ...................................................................       72
 CONSTRUCTION/REMODEL COSTS.....................................................       72
SCHEDULE 9.2....................................................................       73

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
 CREDIT CARD CONDITIONS ........................................................       73
ATTACHMENT 1 to SCHEDULE 9.2 ...................................................       78
 OPERATING INSTRUCTIONS ........................................................       78

                                       v
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                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT (the "Agreement") is made and entered into as of June 30, 2004 (the "Effective Date"), by SEARS, ROEBUCK AND CO., a New York corporation ("Sears"), and H&R BLOCK SERVICES, INC., a Missouri corporation ("Licensee").

Sears and Licensee hereby agree as follows:

1.    GRANT OF LICENSE

      1.1   License for On-Premises Operations.

            a. Sears hereby grants Licensee the non-exclusive privilege of conducting and operating, and Licensee shall conduct and operate pursuant to the terms, provisions and conditions contained in this Agreement, a licensed business ("Licensed Business") to offer and sell only the merchandise and services listed on
               Schedule 1.1A ("Authorized Merchandise/Services"), only at the Sears locations described on Schedule 1.1B ("Designated Sears Store(s)"). Any changes, additions or deletions of merchandise or services from Schedule 1.1A require the prior written approval of Sears. Licensee shall be permitted to conduct the Licensed Business at the Designated Sears Stores each year any time during the period of January 1 through April 30 (the "Tax Season").

            b. Sears additionally grants to Licensee the right at Licensee's option to conduct income tax return preparation training classes (the "Tax Classes") for the general public, but only in those Designated Sears Stores where the Sears Store General Manager from time to time authorizes the conduct of the Tax Classes. The amount and location of the space to be utilized for the Tax Classes shall be determined solely by the Sears Store General Manager and such space shall be separate and distinct from the space required under this Agreement for the operation of the Tax Service. Terms related to the operation of Tax Classes in each location are to be agreed to between Sears Store General Manager and Block District Manager. The Tax Classes shall be conducted under Licensee's own name, and Sears' name will not be used in connection therewith. Each Tax Class will operate for a period of time determined by Licensee, but such period shall be completed no later than mid-December of each year in which the Tax Classes are authorized.

            c. With the exception of the Tax Classes, the services provided by
               Licensee hereunder shall be referred to collectively as the "Tax Services" except, where the context requires, the service that Licensee is authorized to conduct for electronic filing shall be referred to as "Electronic Filing Services". References to the Licensed Business shall mean the Tax Classes, Electronic Filing Services and the Tax Services.

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      1.2   No Representations.

            Sears makes no promises or representations whatsoever as to the potential amount of business Licensee can expect at any time from the operation of the Licensed Business. Licensee is solely responsible for any expenses it incurs related to this Agreement, including, but not limited to, any increase in the number of Licensee's employees or any expenditures for additional facilities or equipment.

      1.3   Licensee's Franchisees.

            Licensee may operate the Licensed Business hereunder at various Designated Sears Stores through operators franchised by Licensee but only after Licensee has submitted such franchise operated locations to Sears for its approval. Licensee shall make the terms and conditions of this Agreement known to all such franchise operators and secure such franchise operators' written agreement to comply with all the terms and conditions hereof and to assume all of Licensee's obligations hereunder in the performance of the Licensed Business on Sears' premises. Licensee agrees to include in any and all agreements with its franchisees a provision that Licensee and its franchise operators acknowledge that Sears is a third party beneficiary of all Licensee's rights and Licensee's franchise operators' obligations under the agreement between Licensee and its franchise operators which directly or indirectly pertains to the control, protection, and maintenance of Sears' trademarks, service marks, trade names, and the good will pertaining thereto. Accordingly, Sears shall have the right to require compliance by Licensee's franchise operators and to enforce directly against the franchise operators all provisions of the agreement between Licensee and its franchise operators which directly or indirectly pertain to Sears' third party beneficiary rights hereunder. Such provisions shall pertain only to the control, protection and maintenance of Sears trademarks, service marks, trade names, and the good will pertaining thereto, and are not to be construed as granting Sears any right or power to control the details of the daily operation of the Licensed Business by Licensee's franchise operators unrelated to the control, protection and maintenance of Sears trademarks, service marks, and trade names, all of the rights and powers being retained exclusively by Licensee or its franchise operators, as the case may be.

            Licensee shall closely monitor the operations of such franchise operators and take all steps necessary to assure such franchise operators' compliance with the terms and conditions of this Agreement. If this Agreement is terminated for any reason as to one (1) or more Designated Sears Store locations, then any agreement between the Licensee and a franchise operator of Licensee to operate the Licensed Business at such location shall also terminate simultaneously and neither Licensee nor Licensee's franchise operators shall be entitled to damages, if any as a result of such termination. Notwithstanding the foregoing, Licensee shall at all times continue to be fully and primarily responsible and liable to Sears for the faithful performance of all the terms and conditions of this Agreement by Licensee's franchisees.

                                       8
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2.    TERM

            The term of this Agreement ("Term") shall be for a three (3) year period beginning on the Effective Date, and ending at the close of business on July 31, 2007, unless sooner terminated under any of the provisions of this Agreement.

3.    USE OF SEARS MARKS

      3.1   Licensed Business Name; Other Communications.

            Except with the prior written approval of Sears, Licensee shall operate the Licensed Business only under the name "H&R Block at Sears" (the "Licensed Business Name"). In this regard, the exterior signage for the Designated Sears Stores shall use the Licensed Business Name. However, inside each Designated Sears Store being operated by Licensee hereunder and in the general conduct of the Licensed Business, Licensee shall be free to use forms, other materials and operations not referring to or using the Sears name. Licensee shall use the Licensed Business Name and the name "Sears" in connection with the operation of the Licensed Business and only in a manner expressly described herein. Sears shall use the Licensed Business Name and the name "H&R Block" only in a manner expressly described herein. All communications with persons or entities other than customers or potential customers of the Licensed Business by Licensee shall not use the Sears name or marks. Licensee shall not without Sears' consent use any trademark, service mark or tradename owned by or licensed to Sears except for use of the Licensed Business Name, which may only be used in connection with the operation of the Licensed Business. Except as specifically set forth in this Agreement, neither party has any right to use in any manner or for any purpose any trademark, service mark, logotype or tradename owned by or licensed to the other party.

      3.2   Use and Registration of Licensed Business Marks.

            Both Sears and Licensee may jointly use the Licensed Business Name and any other approved trademarks and service marks used in connection with the Licensed Business (collectively, including the Licensed Business Name, the "Licensed Business Marks"), and each party shall pre-approve any proposed Licensed Business Mark, other than the Licensed Business Name, which incorporates the Licensee Marks or trademarks, service marks or trade names owned by or licensed to the other party. Sears acknowledges and will not contest or challenge Licensee's exclusive ownership of the trademarks, service marks and trade names owned by it or its affiliates and listed on Schedule 3.3A, which is attached hereto and incorporated herein, which may be amended from time to time by written agreement of the parties (the "Licensee Marks") and Licensee acknowledges and will not contest Sears' or its affiliates' exclusive ownership of its trademarks, service marks and trade names and Licensed Business Marks other than the Licensed Business Name and Licensee Marks (collectively, the "Sears Marks"), which is attached hereto as Schedule 3.3B and incorporated herein and which may be amended from time to time by written agreement of the parties. Upon expiration or

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      termination of this Agreement, each party shall immediately stop using all marks of the other party unless such post termination use is specifically authorized in this Agreement.

      3.3   Prosecution of Claims Relating to Licensed Business Name.

            Neither party may prosecute or otherwise pursue any claim against any third party for infringement or misappropriation of the Licensed Business Name without the prior written consent of the other party, and such other party may withhold or condition its consent in its reasonable, good faith discretion.

      3.4   Rights of the Parties.

            Neither party shall register or attempt to register any Mark of the other party. Each party shall execute all documents the other party or its affiliates requests to confirm such party's or its affiliates' ownership interest in any Licensed Business Marks or Marks of that party. Nothing in this Agreement shall be construed to bar either party or its affiliates from protecting its rights in its Marks against infringement or misappropriation by any party or parties, including the other party, or from claiming rights in any intellectual property other than that as to which ownership is expressly provided for in this Agreement.

      3.5   Injunctive Relief.

            Licensee acknowledges that the Sears Marks possess a special, unique and extraordinary character, which makes it difficult to assess the monetary damage Sears or its affiliates would sustain in the event of unauthorized use, and Licensee agrees that in the event of breach of this
      Section 3 by Licensee, there would be no adequate remedy at law and preliminary or permanent injunctive relief would be appropriate.

            Sears acknowledges that the Licensee Marks possess a special, unique and extraordinary character, which makes it difficult to assess the monetary damage Licensee or its affiliates would sustain in the event of unauthorized use, and Sears agrees that in the event of breach of this
      Section 3 by Sears, there would be no adequate remedy at law and preliminary or permanent injunctive relief would be appropriate.

      3.6   Infringing Use.

            Each party shall notify the other party in writing by certified mail, return receipt requested, within five business days after it has knowledge of any infringement, misuse, dilution, acts of unfair competition or damaging acts related to the other party's Marks or any names, symbols, emblems, designs or colors which would be confusingly similar in the minds of the public to the other party's Marks, as well as any other patent, trademark, trade secret, service mark, trade name, trade dress, copyright, domain name, right of publicity or other intellectual property right in any way related to or affecting the Authorized Merchandise/Services. The other party or its affiliates may, at its sole expense, take such action as it determines, in its sole discretion, is appropriate. Each

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      party shall cooperate and assist in such protest or legal action at the affected party's or its affiliates' expense. Neither party shall undertake any protest or legal action with respect to any Mark of the other party without first securing the other party's written permission to do so. For the purposes of this section, expenses shall include reasonable attorneys' fees and costs. All recovery in the form of legal damages or settlement shall belong to the party bearing the expense of such protest or legal action.

      3.7   Good Will.

            Licensee recognizes the substantial good will associated with any and all Sears Marks as described in this Section and acknowledges that all rights therein, and good will pertaining thereto, belong to Sears or its affiliates. Licensee further acknowledges that all use of the Sears Marks by Licensee shall inure to the benefit of Sears and will not impair the validity or good will associated with the Sears Marks.

            Sears recognizes the substantial good will associated with any and all Licensee Marks as described in this Section and acknowledges that all rights therein, and good will pertaining thereto, belong to Licensee or its affiliates. Sears further acknowledges that all use of the Licensee Marks by Sears shall inure to the benefit of Licensee and will not impair the validity or good will associated with the Licensee Marks.

      3.8   Survival.

            The provisions of this Section 3 shall survive the expiration or termination of this Agreement.

4.    SEARS FEES.

      4.1   Amount.

            Licensee shall pay Sears fees (collectively, "Sears Fees") in accordance with Schedule 4.1 hereto. In lieu of the Standard Fees, the parties agree to designate certain locations, representing not less than fifty (50) Designated Sears Store locations, at which to test the modified fee schedule set forth on Schedule 4.1 (b) for the first twenty-four months of the Term. The parties shall select and agree upon the fifty locations at which the test shall be conducted and intend that the locations shall include some of the highest performing locations and some of the lowest performing locations, and the same fifty store locations shall be used throughout the test period. Upon the completion of the test, if the parties agree, they shall implement the test approach nationally. If the parties do not agree, no national test approach shall occur and the test store locations shall revert to the Standard Fees set forth on
      Schedule 4.1(a).

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      4.2   Net Sales.

            "Net Sales" means Gross Sales from operation of the Licensed Business, less sales taxes, returns, allowances or adjustments and discounts. Net Sales shall not include, and no fees shall be due to Sears (other than as set forth in Section 3 of Schedule 4.1) in consideration of sales of any financial services products to Customers. For this purpose, financial services products shall include all products identified in
      Section 5 of Schedule 1.1A and any other similar products not otherwise identified on said Schedule. RAL/RAC products shall not count toward Net Sales until Licensee receives funding for same.

      4.3   Gross Sales.

            "Gross Sales" means all of Licensee's direct or indirect sales of Authorized Merchandise/Services from the Licensed Business, including, but not limited to, sales arising out of referrals, contacts, or recommendations obtained through the operation of the Licensed Business. Without limiting the generality of the foregoing, Gross Sales shall include any and all sales of Authorized Merchandise/Services to any Customer (as hereinafter defined in Section 4) of the Licensed Business regardless of whether such sales are made in the Licensed Business area of Sears or at Licensee's other place(s) of business or in the customer's home. A "Customer" of the Licensed Business is any customer or prospective customer who becomes first known to Licensee as a result of contact made through Licensee's operation of the Licensed Business and who subsequently purchases services from Licensee in another location during the same Tax Season. The parties acknowledge that each year, client migration occurs between the Designated Sears Stores and the other offices of Licensee and that this migration is solely at the discretion of the customer. The parties agree that Licensee cannot be held accountable for this migration. However, Licensee agrees that it will not intentionally move or attempt to move customers from a Sears location to another Licensee location.

5.    OPERATIONAL OBLIGATIONS OF LICENSEE

      5.1   Operational Standards.

            Licensee has provided the Sears corporate Licensed Business Department with copies of its written procedures and policies establishing minimum standards of quality and customer service. Licensee shall immediately advise Sears of any proposed changes in Licensee's standards. Without limiting Licensee's obligations under Section 5.7, Licensee shall observe no less than such minimum standards of quality and customer service. Sears may visit the Licensed Business Area at any reasonable time during business hours for the purpose of verifying Licensee's compliance with its standards of quality and customer service.

            (a) Licensee and Sears shall conduct their respective operations in a courteous and efficient manner and shall present a neat, business-like appearance, including

                                       12
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      adherence by Licensees' employees to a reasonable dress code. Licensee shall abide by all safety and security rules and regulations of the Sears stores in effect from time to time.

            (b) All of the services performed by Licensee in connection with the Licensed Business shall be of the highest standard and performed in accordance with the level of professional care customarily observed by highly skilled professionals rendering services similar to those offered through the Licensed Business.

      5.2   Hours of Operation.

            The Licensed Business shall, during the Tax Filing Season, be kept open for business and operated during the same business hours that the Sears retail store is open for business unless otherwise agreed to by both parties.

      5.3   Pricing.

            Sears shall have no right or power to establish or control the prices at which Licensee offers Authorized Merchandise/Services in the Licensed Business. Such right and power is retained by Licensee, and Licensee shall participate, at its option, in Sears national store-wide sales and/or merchandise price-off events.

      5.4   Discount Policy.

            Licensee shall offer Authorized Merchandise/Services to employees, licensees of Sears and their family members, to the extent such employees and family members are eligible for Sears' associate discount, at a ten percent (10%) discount only if such purchases are paid for with cash, check or the Sears Card (as defined in Section 9.2) and only upon presentation of a valid Sears discount card.

      5.5   Customer Loyalty Programs.

            Licensee may, at Licensee's discretion, accept any and all certificates and coupons relating to customer loyalty programs that may from time to time be operated by Sears. Licensee agrees to be flexible in considering Sears' request to participate in such customer loyalty programs. Prior to requesting Licensee to accept such certificates or coupons, Sears will provide Licensee with a list of all such loyalty programs and instructions as to the proper procedures for handling them. If Licensee agrees to accept any such certificates, Sears shall reimburse Licensee for the cost of all such certificates and coupons accepted, provided Licensee has followed the prescribed procedures.

      5.6   Customer Adjustment/Service.

            Licensee shall at all times maintain a general policy of "Satisfaction Guaranteed" to customers and shall promptly adjust all complaints of and controversies with customers arising out of the operation of the Licensed Business. In any case in which an adjustment made by Licensee is unsatisfactory to the customer and Sears has first investigated the

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      customer complaint with the Licensee's local manager, Sears shall have the right, at Licensee's expense, to make such further adjustment as Sears deems necessary under the circumstances, and any adjustment made by Sears shall be conclusive and binding upon Licensee. Sears may deduct the amounts of any such adjustments from the sales receipts held by Sears as described in Section 9.3. Licensee shall maintain files pertaining to customer complaints and their adjustment and, to the extent consistent with applicable laws, shall make such files available to Sears. Licensee shall not use the services of a collection agency or undertake any legal proceeding against any Licensed Business customer without the prior written approval of Sears other than legal proceedings involving allegations of fraud or deception, and Licensee shall not institute any legal proceedings in Sears' name.

      5.7   Employee Standards.

            Licensee shall employ all management and other personnel necessary for the efficient operation of the Licensed Business. All persons hired and used by Licensee to prepare tax returns in the Licensed Business shall be competent and qualified tax return preparers. Except as set forth herein, the Licensed Business shall be operated solely by Licensee's employees, and not by independent contractors, sub-contractors, sub-licensees or by any other such arrangement. Licensee shall use its best efforts to ensure that Licensee's employees working in the Licensed Business do not work concurrently in any of Licensee's non-Sears locations.

            Licensee shall maintain a system of monitoring that is consistent with Licensee's standard policies whereby qualified personnel retained by Licensee will check randomly at the Sears locations the manner in which tax returns are being prepared for taxpayers.

      5.8   Licensee's Employees.

            Licensee has no authority to employ persons on behalf of Sears, and no employees of Licensee shall be deemed to be employees or agents of Sears. Licensee has sole and exclusive control over its labor and employee relations policies and its policies relating to wages, hours, working conditions, or conditions of its employees. Licensee agrees that it will prepare a training manual for the use of its personnel and furnish its personnel with necessary tax reference materials. Licensee has the sole and exclusive right to hire, transfer, suspend, lay off, recall, promote, assign, discipline, adjust grievances and discharge its employees, provided, however, that Sears may request at any time that Licensee remove from the Licensed Business any employee of Licensee or any of Licensee's officers, managers or owners who is objectionable to Sears because of risk of harm or loss to the health, safety and/or security of Sears customers, employees or merchandise and/or whose manner impairs Sears' customer relations. After Licensee's employee has been removed from the Designated Sears Store, Sears agrees to review with Licensee the events leading to such removal and shall allow Licensee to reverse any removal that Licensee can demonstrate was not based upon a reasonable expectation of risk of harm or loss to the health, safety and or security of Sears customers, employees or merchandise and/or whose manner impaired Sears' customer relations. If Sears objects to

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      any of Licensee's employees, and Licensee determines not to remove such employee, Sears may terminate the affected location by giving thirty (30) days notice to Licensee.

            During the Term of this agreement and for ninety (90) days after termination or expiration thereof, neither party shall solicit or offer employment (other than through advertisements of general circulation) to any person who was an employee at a District Manager level or above of the other party.

      5.9   Employee Compensation.

            Licensee is responsible for paying all salaries and other compensation of its employees and shall make all necessary salary deductions and withholdings from its employees' salaries and other compensation. Licensee is also responsible for paying any and all contributions, taxes and assessments and all other requirements of the federal social security, federal and state unemployment compensation and federal, state and local withholding of income tax laws on all salary and other compensation of its employees.

      5.10  Compliance with Labor Laws.

            Licensee shall comply with all federal, state and local laws, ordinances, rules and regulations (collectively, "Labor Laws") regarding its employees, including, but not limited to, federal or state laws or regulations regarding minimum compensation, overtime and equal opportunities for employment whether or not Licensee may otherwise be exempt from such Labor Laws because of its size or the nature of its business or for any other reason whatsoever.

      5.11  Compliance with Law.

            Licensee shall, at its expense, obtain all permits and licenses which may be required under any applicable federal, state, or local law, ordinance, rule or regulation by virtue of any act performed in connection with the operation of the Licensed Business. Licensee shall comply fully with all applicable federal, state and local laws, ordinances, rules and regulations.

      5.12  Payment of Obligations.

            Licensee shall, at its expense, collect, pay and discharge all license fees, business, use, sales, gross receipts, income, property or other applicable taxes or assessments which may be charged or levied by reason of any act performed in connection with the operation of the Licensed Business, excluding, however, all taxes and assessments applicable to Sears income from Sears Fees or applicable to Sears property. Licensee shall be responsible for calculating the sales tax rate applicable to all Authorized Merchandise/Services sold through the operation of the Licensed Business. Licensee shall promptly pay all its obligations, including those for labor and material.

      5.13  Licensee's Obligations.

            Licensee shall not make purchases or incur any obligation or expense of any kind in the name of Sears.

      5.14  Liens.

            Licensee shall not allow any liens, claims or encumbrances to attach to any Sears property or against any of the Designated Sears Stores. In the event any lien, claim or encumbrance so attaches or is threatened, Licensee shall immediately take all necessary action to cause such lien, claim or encumbrance to be satisfied and released. In the event Licensee fails to immediately cause such lien, claim or encumbrance to be satisfied or released, Sears may, in its sole discretion, terminate this Agreement and/or charge Licensee or withhold from the sales receipts retained under
      Section 9.3 all expenses, including attorneys' fees, incurred by Sears in removing and/or resolving such liens or claims.

      5.15  Licensee Audit Program.

            Licensee, at its expense, shall develop and implement a program to conduct internal audits of the Licensed Business, which shall be similar to the normal audit procedures utilized by Licensee in its normal course of business, to verify accuracy of sales and Sears Fees and shall provide to Sears the results of any and all such audits.

      5.16  Preparer.

            The name "H&R Block" or the name of the Licensee affiliate which is the preparer of the tax return, which name shall include "H&R Block, shall be placed upon each return prepared by the Tax Service as the "preparer" of such return and the signature line on the return shall be completed in such form as will comply with Internal Revenue Service rules, instructions and practices. The name Sears shall not be used or appear in any manner on such returns.

      5.17  Preparer's Responsibilities.

            Licensee will advise each of its tax return preparers of such preparers' responsibilities under the Internal Revenue Code and applicable regulations.

      5.18  Licensee's Guarantee to Customers.

            Licensee will issue to each of its customers hereunder the following H&R Block guarantee:

            "If your income tax return is audited, H&R Block will appear with you at that audit at no extra cost and explain how your return was prepared, even though we cannot act as your legal representative. Our employee training and system of safeguards are carefully designed to assure the accuracy of your return. If we make any error in the preparation of your tax return that costs you any interest or penalty on additional taxes due, while we do not assume the liability for the additional taxes, we will pay that interest and penalty."

      Under no circumstances will Sears assume, be liable for or pay any penalties, interest, assessment or claims of any kind arising out of any actual or alleged error or omission in any tax return prepared by Licensee hereunder.

      5.19  Quotation of Charges.

            All charges for Tax Service will be quoted to the customer during the interview. Licensee shall not charge customers for estimates or quotes for tax preparation services. However, Licensee shall not be prevented from charging customers for selected tax services that require the preparation of estimated tax return information for the customer.

      5.20  Copies of Tax Returns; Taxpayer's Files.

            Licensee agrees that it will retain copies of all tax returns prepared by it in such manner and for such period of time as is consistent with Licensee's maintenance of tax returns prepared for Licensee's retail customers other than Customers. Licensee shall at all times retain sole rights to its customer's files.

6.    LICENSED BUSINESS AREA

      6.1   Locations.

            (a) Licensee agrees to operate the Licensed Business during each Tax Season during the Term in a minimum of eighty percent (80%) of the Sears locations which are located in areas where Licensee is the direct provider of Tax Services under Licensee's trademarks ("Licensee Owned Retail Territories"). Licensee shall offer its franchisees the opportunity to provide Tax Services at locations within Sears stores, but Licensee does not guarantee or warrant that any, or any certain number, of franchisees will accept such offer. The commitment of Licensee set forth in this
      Section 6.1(a) applies only to Licensee Owned Retail Territories. Sears has the right, in its sole discretion, to waive this 80% store requirement.

            (b) During each Tax Season, Licensee agrees to operate the Licensed Business at those Sears locations in Licensee Owned Retail Territories which had gross revenues of more than Twenty Million Dollars ($20,000,000.00) during the 12 month period from August 1 - July 31 immediately prior to such Tax Season, ("Large Sears Stores"). Licensee shall offer its franchisees the opportunity to offer Tax Services at Large Sears Stores in such franchisee's territories, but Licensee does not guarantee or warrant that any, or any certain number of franchisees, will accept such offer. The commitment of

      Licensee set forth in this Section 6.1(b) applies only to Licensee Owned Retail Territories. The locations identified in this Section 6.1(b) shall count toward the requirement of Section 6.1(a).

            (c) Notwithstanding the provisions of Sections 6.1(a) or 6.1(b) of this Agreement, Licensee shall not be required to operate the Licensed Business at any Designated Sears Store at which Licensee did not complete (and receive payment for) at least 300 federal income tax returns during the second Tax Season after the Licensed Business was first opened at that location. Thus for a Licensed Business location first opened for business in Tax Season 2003, if Licensee did not complete and receive payment for at least 300 federal income Tax Returns by the end of Tax Season 2004, then Licensee shall not be required to operate the Licensed Business at such location for Tax Year 2005 and succeeding Tax Years, unless otherwise agreed by the parties. For purposes hereof, multiple sets of filings for a single taxpayer or taxpayers filing jointly shall be considered one return. Locations at which Licensee does not operate the Licensed Business under this Section 6.1(c) shall nevertheless count toward the requirements of Section 6.1(a).

            (d) If Licensee decides to open a location offering Tax Services in any shopping mall where Sears operates a Sears full-line store, Licensee shall first offer Sears the option to bring such proposed location within the terms of this Agreement. Sears shall exercise such option in writing to Licensee within thirty days after Sears receives written notice from Licensee that Licensee intends to open such location. For purposes of the option set forth herein, the term "Shopping Mall" shall mean an enclosed, connected retail mall in which it is possible to enter all or substantially all of the retail locations from a central enclosed promenade. "Shopping Mall" shall not include a development commonly known as a "strip mall" or "strip center." If Sears does not exercise such option, Licensee shall be free to provide Tax Services (and any other services of Licensee's choosing) from such location without any obligation to Sears hereunder. In addition to the right of Licensee to establish mall locations as set forth herein, subject to the Sears' right of first refusal, the parties will cooperate with one another to transition locations from inside Sears stores to mall locations as appropriate and depending on the availability and suitability of mall locations. Sears agrees to reimburse Licensee for the rent of the mall locations as well as the documented mall lease expenses, including common area maintenance, utilities, and phone installation, as agreed by the parties.

            (e) The Designated Sears Stores where Licensee shall operate the Licensed Business, during the Tax Season, including any Existing Locations as defined below, shall be set forth in Schedule 1.1B. The list of locations of the Designated Sears Stores shall be mutually agreed no later than October 1 prior to the start of the Tax Filing Season.

            (f) Sears shall provide space for the operation during the Tax Season within each Designated Sears Store covered by this Agreement. Such space shall be used solely for the conduct of the Tax Service during the Tax Filing Season. Sears shall provide heating and cooling as set forth on
      Schedule 6.1(f). In the event Sears does not provide space meeting the specifications on Schedule 6.1(f), Licensee shall provide written notice to the Sears Store Manager of such noncompliance. Sears shall promptly commence cure of any such noncompliance and shall thereafter work to cure such completion in as expeditious a manner as is reasonably possible under the circumstances.In the event that Sears does not correct such failure or promptly commence to cure within a reasonable period of time, then Licensee may withdraw from the location(s) at which Sears does not comply without liability to Sears. Any location from which Licensee withdraws pursuant to this Section shall nevertheless be included in the calculation required by Section 6.1(a) for the then occurring (or next succeeding, if withdrawal is prior to the commencement of a Tax Season) Tax Season as if such office were still being operated as part of the Licensed Business.

            Sears shall not at any Designated Sears Store(s) provide space or permit operations by any person or entity which engages in the sale or distribution of any Authorized Merchandise/Services except as set forth below. This prohibition shall also apply to any Sears Store which is located at or adjacent to any mall locations where Licensee operates the Licensed Business. However, if Licensee terminates a Licensed Business located in a Designated Sears Store or ceases operations at any mall location, Licensee shall have no further rights with respect to such location and Sears may offer or contract with any other party to operate the Licensed Business in that Sears store.

            (g) The location within each Designated Sears Store where Licensee operates the Licensed Business shall be known as the "Licensed Business Area". The costs associated with preparing and constructing the Licensed Business Area shall be divided between the parties as set forth on
      Schedule 6.2. For any Designated Sears Store listed on Schedule 1.1B wherein the Licensed Business was in operation either by Licensee or another vendor prior to the Effective Date ("Existing Location(s)"), the Licensed Business shall continue to be located in the Existing Location(s), subject to the terms of this Agreement (including but not limited to Section 6.6).

      6.2   Additional Locations.

            For those Designated Sears Stores added by amendment to Schedule 1.1B after the Effective Date ("Additional Location(s)"), Sears shall submit to Licensee a diagram showing the defined area of space to be provided by Sears for the operation of the Licensed Business ("Block Plan") in such Designated Sears Stores. Licensee shall be solely responsible for providing final plans for the Licensed Business Area in the Additional Locations, and Licensee shall authorize Sears to prepare the final blueprint plans in accordance with Schedule 6.2. All costs and expenses related to such plans, including but not limited to blueprints, shall be borne by Licensee. The expense of preparing the Licensed Business Area in the Additional Location shall be divided between the parties as described on Schedule 6.2. All improvements or installations that vary from Sears standard specifications must be approved by Sears in advance, and shall be made at Licensee's sole expense.

      6.3   Improvements.

            All permanent improvements to the Licensed Business Area shall become the property of Sears at the expiration or termination of this Agreement. At the expiration or termination of this Agreement, or if Licensee vacates or abandons the Licensed Business, Licensee shall convey to Sears, without charge, good title to such improvements free from any and all liens, charges, encumbrances and rights of third parties.

      6.4   Commencement of Operations.

            If the Licensed Business is not fully operational at any Designated Sears Store within thirty (30) days after Sears has made the Licensed Business Area ready for Licensee, Sears may, at Sears sole option, terminate that location and have no further obligation to Licensee, and Licensee shall reimburse Sears within ten (10) days after receipt of an invoice, for Sears' costs of constructing the Licensed Business Area and of restoring such space back to its condition immediately prior to the commencement of such construction.

      6.5   Condition of Licensed Business Area.

            Licensee shall, at its expense, keep the Licensed Business Area in a thoroughly clean and neat condition and shall maintain Licensee's Equipment (as defined in Section 8.1) in good order and repair. Sears shall provide routine janitorial service in the Licensed Business Area consistent with the janitorial services regularly performed in the Designated Sears Store. Occupying more than the space allocated by the Block Plan, and failure to withdraw from such additional, unallocated space shall be grounds for termination of a Licensed Business Area, or for termination of this Agreement if the uncorrected situation exists in multiple locations.

      6.6   Changes of Location/Remodeling.

            Sears shall use reasonable efforts to provide the space requirements as set forth in Schedule 6.1(a). Sears shall have the right, in its sole discretion, to change the location, dimensions and square footage of the Licensed Business Area from time to time during the Term of this Agreement in accordance with Sears' judgment as to what arrangements shall be most satisfactory for the general good of the Designated Sears Store(s). In the event Sears decides to change the location of the Licensed Business Area, Sears shall move Licensee's Equipment to the new location and prepare the new space for occupancy by Licensee and the expense shall be allocated between the parties as described on Schedule 6.2. The specifications for any such relocated Licensed Business Area shall be as set forth on
      Schedule 6.1(a). However, Sears shall use reasonable efforts to not change the location of the Licensed Business during the Tax Season. If Sears changes a location during the Tax Season, Sears shall place signage, acceptable to Licensee, notifying customers of such change and directing them to the new location.

            If Licensee agrees that a Licensed Business Area should be remodeled and subsequently terminates or abandons the Licensed Business Area prior to the date Sears has made such area ready for occupancy by Licensee, Licensee shall reimburse Sears for all Sears' costs incurred in planning, preparing, constructing and improving the Licensed Business Area, including the cost to restore such area to its condition immediately prior to the commencement of construction.

      6.7   Electric/HVAC.

            Sears shall furnish, at reasonable hours and except as otherwise provided, without expense to Licensee, reasonable amounts of heat, light, air conditioning and electric power for the operation of the Licensed Business Area consistent with the specifications therefor set forth on
      Schedule 6.1(f), except when prevented by strikes, accidents, breakdowns, improvements and repairs to the heating, lighting and electric power systems or other causes beyond the control of Sears.

      6.8   Telephone Service.

            Sears shall provide a single Direct Inward Dial number for the Licensed Business Area(s) and Sears shall bear the cost of outbound local and toll-free calls and compatible phone hardware for Licensee. Sears shall pay the entire cost of the installation of the telephone equipment necessary to provide such service. If Licensee requires additional phone lines to be installed in the Licensed Business Area(s), Licensee shall arrange with the appropriate telephone company for such installation and all installation costs and monthly service associated with any such additional phone lines are to be paid by Licensee. Licensee shall arrange with the appropriate telephone company for direct billing to Licensee of all long distance calls made in the Licensed Business location(s). Notwithstanding the foregoing, Licensee may install and maintain, at its own cost and expense, one or more separate data lines to be used solely for the purpose of transmitting sales and other data from the Licensed Business location(s) to Licensee's own computer data system. Licensee shall arrange with the appropriate telephone company for such installation, and all installation costs, local or long distance charges, and monthly service fees associated with any such additional data line(s) are to be paid by Licensee. Licensee shall arrange with the appropriate telephone company for direct billing to Licensee of all charges associated with the data line(s) in the Licensed Business location(s). The access number(s) for such data line(s) shall not be advertised, publicized or otherwise disclosed to customers of the Licensed Business. Upon expiration or termination of this Agreement, Licensee shall retain ownership of the telephone number(s) associated with the data line(s) but shall immediately notify the telephone company to terminate service on the data line(s) at each Licensed Business location.

      Licensee has implemented an internal policy to establish the number of telephone lines required in a tax office based upon the number of returns prepared in that office. Sears agrees to make telephone service available based upon Licensee's policy which is as follows:

Number of Clients                           Number of Lines Needed
-----------------                           ----------------------
    Less than 750                      1 main listed line

    751 - 1,500                        1 main listed line, 1 hunting line

    1,501 - 2,250                      1 main listed line, 2 hunting lines

    2,2551 - 3,000                     1 main listed line, 3 hunting lines

    3,000 and over                     1 main listed line, 3 or more hunting lines

      6.9   Telephone Numbers.

            All telephone numbers used in connection with the Licensed Business shall be separate from any phone number used by Licensee in any other business operation. Any telephone number made public in connection with the operation of the Licensed Business shall become the sole property of Sears upon the expiration or termination of this Agreement. Upon expiration or termination of this Agreement, Licensee shall immediately cease to use such numbers and shall transfer such numbers to Sears or to any party Sears designates, and Licensee shall immediately notify the telephone company of any such transfer.

      6.10  Telephone Directory Listings.

            All telephone directory listings for the Licensed Business, whether in the white pages, yellow pages or electronic media, shall be subject to Sears' approval prior to placement; provided, however, that approval is not required for listings consisting only of the Licensed Business Name and its address at the Designated Sears Store.

      6.11  Access to Licensed Business Area.

            Licensee shall have access to the Licensed Business Area at all times that the Designated Sears Store is open to customers for business and at all other times as the appropriate Store General Manager approves. Sears shall be furnished with keys to the Licensed Business Area and shall have access to the Licensed Business Area at all times for legitimate business purposes.

      6.12  Effect of Store Leases.

            If any Designated Sears Store is leased to Sears or is the subject of an easement agreement, this Agreement shall be subject to all of the terms, agreements and conditions contained in such lease or easement agreement. In the event of the termination of any such lease by expiration of time or otherwise, this Agreement shall immediately terminate with respect to the affected Licensed Business Area without penalty to either party as a result of such termination.

      6.13  Waiver of Premises Liability.

            Licensee waives any and all claims it may have against Sears and any other person or entity operating a Designated Sears Store for damage to Licensee, for the safekeeping or safe delivery or damage to any property whatsoever of Licensee or of any customer of the Licensed Business in or about the Licensed Business Area, because any of the following:

            (a) the actual or alleged negligence, act or omission of any tenant, licensee or occupant of the premises at which the Licensed Business is located;

            (b) any damage caused by any casualty from any cause whatsoever, including, but not limited to, smoke, fire, water, snow, steam, gas or odors in or from any Designated Sears Store or its premises;

            (c) the leaking of any plumbing, or because of any accident or event which may occur in any Designated Sears Store or on its premises;

            (d) the actual or alleged acts or omissions of any janitors or other persons in or about any Designated Sears Store or on its premises; or

            (e) from any other such cause whatsoever; except for damage caused by Sears or such other operating entity's gross negligence.

7.    PUBLIC COMMUNICATIONS

      7.1   Advertising.

            Licensee shall advertise and actively promote the Licensed Business. Licensee shall at all times adhere to Sears Licensed Business Marketing Manual provided to Licensee, as it may be updated from time to time ("Marketing Manual"). Prior to use in connection with the Licensed Business, Licensee shall submit to Sears (a) all signs and advertising copy (including but not limited to sales brochures, telemarketing scripts, newspaper advertisements, radio and television commercials, and internet advertising), and (b) all promotional plans and devices (including but not limited to coupons, contests, events and giveaways). Licensee shall not use any such advertising material, promotional plan or device without the prior written approval of Sears. Sears has the right, in its sole discretion, to disapprove or require modification of any and all such advertising forms and other materials. Sears shall have the right to audit Licensee's advertising and promotional materials and practices at any time to assess Licensee's compliance with this Agreement, the Marketing Manual and applicable legal requirements. Any unauthorized use of the Sears Marks by Licensee, including but not limited to the unauthorized use by Licensee of any Sears Marks as part of an electronic address, domain name, web site or search engine, shall constitute a breach of this Agreement and an infringement of the rights of Sears in and to the Sears Marks.

            During the period from December 1 through April 15 of each year during the Term, Licensee shall engage in national advertising activities (not including tiered, spot or similar advertisements) using a Sears tagline consistent with the tagline used prior to the date hereof ("Sears Advertisements"). Specifically, Licensee shall air Sears Advertisements
      (i) designed to reach 1200 target rating points or (ii) equal to thirty percent (30%) of the national television advertisements aired by Licensee during the period in question, whichever is the less expensive commitment to Licensee. Licensee shall pay all advertising expenses, including but not limited to, the expenses incurred for in-store signing. All costs relative to advertisements will be borne by Licensee.

      7.2   Other Publicity.

            Licensee shall not issue any publicity or press release regarding its relationship with Sears, or regarding the Licensed Business, without the prior consent of Sears. Licensee shall not refer to this Agreement, the Licensed Business or Sears in any prospectus, annual report or other filing, except to the extent required by federal or state law, and then only after notifying Sears in writing a reasonable time prior to each disclosure and using reasonable efforts to cooperate with Sears to enable Sears to obtain an appropriate protective order or other restrictions on disclosure. Licensee shall not refer to this Agreement, the Licensed Business or Sears in the solicitation of business without obtaining Sears' prior written approval. Licensee shall at all times adhere to Sears' written policies regarding interaction with the media as contained in the Marketing Manual.

      7.3   Forms.

            Upon Sears' request, Licensee shall provide Sears with copies of any or all customer contract forms, warranty or guarantee documentation and other forms and materials (collectively, "Forms") used in the Licensed Business. Licensee and Sears shall discuss any reasonable business request by Sears to modify such Forms within thirty (30) days after receiving Sears' written request for such modifications. Licensee shall be solely responsible for the adequacy of such Forms and Sears shall have no liability for any suggested changes proposed by Sears which Licensee in its sole discretion adopts.

      Sears acknowledges that the Forms constitute Licensee's confidential business information, and Sears agrees that it will not use for its own benefit or permit others to use any such materials and that it will return such materials to Licensee immediately upon request.

8.    LICENSED BUSINESS EQUIPMENT

      8.1   Licensee's Equipment.

            Entirely at its own expense, Licensee shall install all furniture, fixtures and equipment necessary for the efficient operation of the Licensed Business ("Licensee's Equipment"). Licensee's Equipment, and its size, design and location, shall at all times be subject to Sears' approval.

      8.2   POS Terminal Provided by Sears.

            At its expense, Sears shall furnish a point of sale terminal ("Sears POS Terminal") for use in the Licensed Business solely to allow Licensee to accept payment with the Sears Card as defined in Section 9.2 below. Such Sears POS Terminal shall be of a size and design satisfactory to Sears, in its sole discretion, and shall at all times be and remain the property of Sears. Such Sears POS Terminal shall be comparable to those used by Sears in its own merchandise departments and shall have the capability of processing a Sears Card (as defined in Section 9.2) and any other credit cards Sears may accept from time to time. Licensee shall immediately return such Sears POS Terminal to Sears upon demand. Sears shall have the right to take possession of the Sears POS Terminal at any time without giving prior notice to Licensee.

      8.3   Licensee-Provided POS Terminal.

            At its expense, Licensee shall furnish a point of sale terminal ("Licensee POS Terminal") for use in the Licensed Business to accept all other forms of payment than the Sears Card. Licensee shall pay for all equipment, including any necessary peripheral equipment (e.g. terminals, modems and printers) required and for all installation and phone line charges.

9.    TRANSACTIONS AND SETTLEMENT

      9.1   Checks.

            All checks shall be processed through the Licensee POS Terminal or other electronic means and made payable to the Licensed Business Name. Any and all losses that may be sustained by reason of nonpayment of any checks upon presentment shall be borne by Licensee, and Sears shall have no liability with respect to such checks. Licensee may establish a bank account in the name of "Licensee, d/b/a the Licensed Business Name" solely for clearing customer checks. In no event shall Licensee have or obtain check blanks using the Licensed Business Name.

      9.2   Credit Sales.

            Subject to the terms and conditions outlined on Schedule 9.2 (the "Credit Card Conditions"), which is attached hereto and incorporated herein, Licensee shall accept through the Sears POS Terminal the SearsCard(R), Sears Premier Card(R), Sears MasterCard(R), Sears Gold MasterCard(R), Sears Premier Gold MasterCard(R) and The Great Indoors(R) Gold MasterCard(R) (each, a "Sears Card") issued by Sears National Bank and any other credit card hereinafter issued by Sears National Bank for payment for Authorized Merchandise/Services. Licensee shall also accept and process through the Licensee POS Terminal such other credit cards issued by third parties ("Third Party Credit Cards"), subject to the terms and conditions outlined in the merchant agreement between Licensee and the Issuer.. Each Sears Card and each Third Party Credit Card are referred to individually herein as a "Credit Card" and are referred to collectively herein as the "Credit Cards". Licensee shall not attempt to suppress or discriminate against use of any Credit Card by any person whose name is on the Credit Card or any other authorized user of such Credit Card (collectively, the "Cardholder"). Licensee shall accept the Credit Cards at all Licensed Business locations authorized under this Agreement for the purchase of Authorized Merchandise/Services, provided that the Credit Card transactions resulting from acceptance of each Credit Card must be in United States dollars. The preferred method of payment is a Sears Card or a Sears MasterCard Card.

            All Sears Card transactions shall be submitted to Sears, in the manner that Sears designates, for settlement with the issuing bank ("Issuer"). Each Issuer shall process such transactions as if Sears had engaged in such transactions itself. Subject to all of the terms and conditions of this Agreement, including Sears' rights under Section 9.8, Sears shall pay all sums due Licensee on each sale of Authorized Merchandise/Services made by Licensee to a Cardholder that is charged to a Sears Card account (a "Sears Card Sale") in accordance with Section 9.4. Licensee hereby grants Sears the right to accept payments and settlements by Issuers for each Sears Card Sale on behalf of Licensee. Licensee acknowledges that no Issuer shall have any further obligation with respect to Licensee regarding such payments and settlements and that Licensee's sole recourse shall be to Sears. All losses sustained by Sears as a result of non-payment by a Cardholder on a Sears Card account shall be borne by Sears, provided that Licensee is not responsible for the non-payment and has complied with the Sears Card Conditions. Except for non-payment of a Sears Card account by a Cardholder, Sears shall have no liability whatsoever to Licensee for Sears' failure to properly accept or reject a Cardholder's charge.

            Licensee, at its sole expense, shall enter into an appropriate merchant agreement with each Issuer to enable Licensee to accept Third Party Credit Cards. All Third Party Credit Card transactions shall be submitted to the Issuer for settlement. All losses sustained by Licensee as a result of non-payment on a Third Party Credit Card account shall be borne solely by Licensee. Sears shall have no liability whatsoever to Licensee for acceptance or rejection of a customer's Third Party Credit Card charge.

            Licensee may not distribute or solicit any customer applications or referrals for any Third Party Credit Cards in or through the Licensed Business. Other than Sears Cards, Third Party Credit Cards and RAL and refund anticipation checks ("RAC"),

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      Licensee shall not accept payment from customers under any other credit or financing plan without the prior written consent of the Business Development Manager.

      9.3   Transactions.

            Licensee shall be solely responsible for the collection and reporting of Net Sales and payment of the Sears Fees associated with all transactions not rung through the Sears POS System. The Sears Fees shall be paid to Sears by the end of each month in which the Licensed Business is conducted based upon the actual Licensed Business Net Sales received by Licensee at such location during the corresponding month of the immediately preceding year. At the end of each such month, the Net Sales collected for the month, excluding the Net Sales generated through refund anticipation loan withholding, and Sears Fees shall be calculated and reported by Licensee to Sears and any adjustment to the estimated Sears Fees shall be paid to Sears by Licensee by the end of the following month. Final reports and adjustments to the Sears Fees shall be provided by Licensee to Sears by June 15 of each year and any overpayment to Sears shall be refunded to Licensee within thirty (30) days thereafter. In the event that the Licensed Business was not operated at a Designated Sears Store during the immediately preceding year, settlement as anticipated above shall be amended to reflect that all settlements during the first Tax Season shall be based upon actual receipts and no payment based upon prior year actual Net Sales shall be made. All payments made by Licensee shall be in the form of one payment for all Designated Sears Store locations.

            For the Sears Card sales through the Sears POS System, Sears shall be solely responsible for reporting the Gross Sales and Net Sales, calculation of the Sears Fees, and payment of all Gross Sales in excess of the Sears Fees to Licensee on a location by location basis. At the end of each month of service the Gross Sales collected and the Sears Fees due on such revenue shall be calculated by Sears and all funds due Licensee shall be paid by Sears. Reports and payments due shall be provided to Licensee by Sears on or by the tenth (10th) of each month following the month in which the payment was made and actual revenues collected.

            For the Sears Card sales through the Sears POS System for Licensee owned company stores, Sears shall be solely responsible for providing in the month following in which the sales were processed 1) a detailed electronic file, in a mutually agreed upon format. Reports will be processed by the Sears financial month as shown below and 2) the payment of such Net Sales as designated by Licensee on the Sears 4-4-5 reporting schedule shown below.

            For the Sears Card sales through the Sears POS System for Licensee's franchisees, Sears shall be solely responsible for providing in the Sears financial month following in which the sales were processed 1) a detailed report on a location by location basis in a mutually agreed upon format and 2) the payment of such Net Sales to each franchisee per the Sears 4-4-5 reporting schedule provided below.

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            Sears 4-4-5 Reporting

            1st workday  Process "Z" Monthly Settlement Report and  Payment
                           Request is submitted.
            2nd workday Any needed adjustments to settlement posted by Sears 3rd workday Any needed adjustments to settlement posted by Sears 4th workday Prepare "320" transaction analysis for overnight processing
            5th workday  Provide figure to Licensee (electronic file)
            **All actual payments shall be made using current practices

            In the event that Licensee is able during the Term to convert to a real time data scenario whereby Licensee is capable of providing settlement within two (2) business days after the end of the Sears retail month, Sears shall accommodate such conversion.

      9.4   Settlement.

            Licensee shall reimburse Sears at each settlement for all invoiced expenses, including any advertising expense, that were incurred by Sears at Licensee's request, and are outstanding at the time of such settlement. If Sears is not reimbursed at such settlement, then Sears shall have the right to retain out of Licensee's sales receipts the amount of such expenses with interest, if any, due Sears. Interest shall be at the rate of prime (as published in the Wall Street Journal at the time of the settlement) plus two percent (2%).

            Test Stores Settlement - Licensee shall provide a one-time adjustment at the end of the Tax Season for the Test Stores to reflect the commission rate based upon the actual volume in the test locations.

      In addition, any Net Sales and resulting Sears Fees reported to Sears after June 15 of each calendar year shall be deemed late and shall be subject to a late payment fee equal to ten percent (10%) of the unreported Sears Fees due to Sears pursuant to Schedule 4 (the "Late Fee"). Additionally, any fees owed Licensee by Sears under the terms of this Agreement (other than Sears Credit Card transactions) shall be deemed late if not paid within thirty (30) days of receipt of invoice by Sears and shall be subject to a late payment fee in an amount equal to ten percent (10%) of the outstanding amount due Licensee from Sears.

      9.5   Reports.

            If requested by Sears, Licensee shall provide to Sears reports, in the manner and form mutually agreeable to the parties, of sales by the Licensed Business and Sears Fees paid, together with any other information Sears may reasonably require. If requested by Sears, Licensee shall promptly submit its financial report to Sears after the close of Licensee's fiscal year. Such report shall be audited by a certified public accountant. Such report shall include, but shall not be limited to, Licensee's profit and loss statement for such fiscal year and balance sheet at the end of such fiscal year, and shall be prepared

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

      in accordance with generally accepted accounting principles. If Licensee is a publicly held corporation, this requirement may be fulfilled by submission of Licensee's Annual Report or Form 10-K. Sears shall not disclose to any third parties any such information which is not available to the public without Licensee's prior consent.

      9.6   Audit Rights.

            Licensee shall keep and maintain, in accordance with generally accepted accounting principles, books and records which accurately reflect the Gross Sales and Net Sales of the Licensed Business, the expenses that Licensee incurs in performing under this Agreement and payment of Sears Fees. Sears shall have the right at any reasonable time to review and audit such books and records; provided, however, that Sears shall not be permitted to conduct an audit hereunder during Tax Season, and provided further than only one such audit per location shall be permitted with respect to each Tax Season.

      9.7   Underreporting.

            If any audit reveals that Gross Sales were under-reported by more than three percent (3%) of the total Gross Sales reported by Licensee, then Licensee shall reimburse Sears for all reasonable costs incurred in performing such audit, as well as the Sears Fees on the unreported Gross Sales discovered by the audit. If an audit of at least twenty (20) Designated Sears Stores reveals that Gross Sales were under-reported by more than three (3%) percent of the total Gross Sales reported by Licensee, Licensee shall then, at its cost, conduct an additional audit with a nationally representative sample; in the event such additional audit reveals further under-reported Gross Sales, Licensee shall then, at its option:

            (a) pay (i) Sears Fees on all estimated unreported Gross Sales for each year, as calculated by annualizing the rate by which Gross Sales were under-reported in the audit sample and (ii) an administrative fee which shall be calculated by multiplying the annualized underpaid Sears Fees by the percent of under-reported Gross Sales; or

            (b) pay (i) for a complete audit by Sears or its designee of Licensee's books and records relating to Gross Sales for the audit sample year and any other years under this Agreement, (ii) Sears Fees on all actual unreported Gross Sales as revealed through such audit and (iii) an administrative fee for each year audited, which will be calculated by multiplying the amount of unpaid Sears Fees for such year by the percentage by which Gross Sales were under-reported in such year.

            If an audit reveals under-reported Gross Sales, Licensee's sales shall be subject to a subsequent audit (at Licensee's expense) approximately one year after the initial audit. If the subsequent audit reveals that Gross Sales were under-reported by more than three percent (3%) of reported Gross Sales, Licensee shall pay Sears Fees on such Gross Sales as per the above except that, due to the increased expenses incurred by Sears in continuing monitoring of Licensee's future sales reports, the administrative fee shall be doubled.

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

            All under-reported sales equal to or less than three percent (3%) of reported Gross Sales shall be reimbursed to Sears, as appropriate, based on the actual amounts of such under-reports. Further, Sears may also collect from Licensee interest on all unpaid Sears Fees for the period from the close of the year in which the corresponding sales were made until the date of payment of such Sears Fees. Interest shall be at the rate of prime (as published in the Wall Street Journal as of the date of the completion of the audit) plus two percent (2%).

      9.8   Rights of Recoupment and Setoff.

            Sears shall have the right, after prior written notice to Licensee, to reduce, withhold or setoff against any payment due Licensee hereunder any liability or obligation that Licensee may have to Sears or its affiliates. Any Licensee liabilities or obligations which remain outstanding after any exercise of Sears right of setoff shall be paid by Licensee promptly upon demand by Sears. This Section 9.8 shall survive the expiration or termination of this Agreement.

      9.9   Check Cashing.

            (a) Sears will, for a fee to the customer, cash refund anticipation loan checks and electronic refund checks bearing the H&R Block name issued by participating banks. Licensee will post signs in participating locations disclosing the availability of check cashing services at participating Sears stores. Prior to cashing any such check, Sears will call the number set forth on Schedule 9.9(a) from time to time.

            (b) In addition to the posting of signs in participating location referred to above, brochures advising taxpayers that refund anticipation loan checks and electronic refund checks may be cashed at and by participating Sears locations will be included in the forms packet given by Licensee to each customer. In response to specific inquiries made by Licensee clients who have received refund anticipation loan checks or electronic refund checks, Licensee will advise such clients that Sears offers a check cashing service accepting refund anticipation loan checks and electronic refund checks.

            (c) Sears shall be solely responsible for compliance with any licensing requirements that may apply to check cashing services.

            (d) Licensee agrees to review annually with Sears those losses, if any, sustained by Sears due to forged or unauthorized endorsements on refund anticipation loan checks and/or electronic refund checks. In addition, Licensee shall notify Sears promptly, in the manner set forth herein, in the event that Licensee experiences any theft, misappropriation or loss of any type of refund anticipation check and/or electronic refund check (a "Fraud Event"). Licensee shall send written notice to Sears of any Fraud Event ("Notice of Fraud"), which shall set forth the specifics of the Fraud Event. Such Notice of Fraud shall be sent either via facsimile or email to the person(s) identified by Sears prior to the start of each Tax Season.

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

            (e) Nothwithstanding anything to the contrary in this Agreement, Licensee shall indemnify, hold harmless and reimburse Sears promptly for all refund checks paid out by Sears that are the subject of any Fraud Event; provided, however, that Licensee shall not be obligated to reimburse Sears for checks cashed by Sears (i) if Sears did not verify the check as provided in Section 9.9(a) or (ii) more than twenty-four (24) hours after receipt of the written Notice of Fraud by Sears. Sears agrees that Sears will not seek recovery related to any Fraud Event from banks participating in Licensee's electronic refund and refund anticipation loan programs.

            (f) Notwithstanding any obligation of Licensee set forth in Section 9.9(a), 9.9(b) or otherwise in this Agreement, Licensee shall not be required to promote the check cashing services of Sears in any location where the following conditions have been met:

                  (i) Licensee notifies the Sears Director of Business
            Development in writing that Licensee reasonably believes that the Check Cashing Fee charged by Sears is not competitive with fees charged by other commercial check cashing services available in the community served by the Designated Sears Store and such belief is based upon a benchmarking survey conducted by Licensee of at least three (3) commercial entities that provide a reasonable representation of check cashing fees charged in the local geographic area; and

                  (ii) Within five (5) business days from receipt of the notice by the Store Manager, Sears does not change its fee to such amount as Licensee reasonably believes is competitive with fees charged by other commercial check cashing services available in the community served by the Sears store.

      In the event that Licensee ceases promotion of Sears check cashing services pursuant to this subsection, Licensee shall not receive any amount in Check Cashing Fees from Sears under Schedule 4.1 or otherwise for checks cashed at such store(s) during any period when pursuant to this subsection Licensee is not promoting Sears check cashing services as required by subsections 9.9(a) and 9.9(b), and Sears shall have the right to post its own signage regarding the check cashing services provided by Sears.

10.   CONFIDENTIALITY; CUSTOMER INFORMATION.

      10.1  Confidential Business Information.

            "Confidential Business Information" means any information, whether disclosed in oral, written, visual, electronic or other form, which either party discloses or observes in connection with any performance under this Agreement. Confidential Business Information includes, but is not limited to, business plans, strategies, forecasts and analyses; financial information; employee and vendor information; software (including all documentation and code); hardware and system designs, and protocols; product and

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

      service specifications; purchasing, logistics, sales, marketing and other business processes, and the terms and conditions of this Agreement.

            All Confidential Business Information is the sole property of the party owning same, and neither party acquires any rights in the Confidential Business Information of the other party.

      10.2  Treatment of Confidential Business Information.

            The parties shall use Confidential Business Information only as necessary to perform their respective obligations under this Agreement. The Confidential Business Information of each party shall be held in utmost confidence and shall not be disclosed to any third party. The parties shall restrict disclosure of Confidential Business Information to their affiliates and respective employees, directors, officers, agents and/or professional advisers (collectively, "Representatives") who have a need to know such information to perform under this Agreement and who have first agreed to be bound by the terms of this Section 10. Each party is liable for any unauthorized disclosure or use of Confidential Business Information by any of its Representatives. Within ten (10) days following expiration or termination of this Agreement, each party shall, either (a) return the Confidential Business Information of the other party to the other party or (b) certify in writing to the other that the Confidential Business Information of the other party has been destroyed in such a manner that it cannot be retrieved.

      10.3  Exceptions to Confidential Treatment.

            The obligations under this Section 10 do not apply to any Confidential Business Information that:

            (a) is or becomes publicly available without breach of this Agreement;

            (b) is independently developed by Licensee or Sears, as the case may be, without use of any Confidential Business Information; or

            (c) is received by Licensee or Sears, as the case may be, from a third party that does not have an obligation of confidentiality to the party purporting to own such Confidential Business Information.

            Either party may disclose Confidential Business Information to the extent that, in the reasonable opinion of such party's legal counsel, it is legally required to be disclosed. The party intending to make such disclosure shall notify the other party within a reasonable time prior to disclosure and allow the other party a reasonable opportunity to seek appropriate protective measures.

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

      10.4  Confidential Customer Information.

            Licensee agrees that all information about Sears' individual customers provided by Sears to Licensee, or provided to Licensee by a Customer in connection with the use of a Sears Card (and not otherwise provided to Licensee by the Customer in connection with Licensee's provision of products or services to such Customer) (Confidential Customer Information"), shall be deemed confidential. All Confidential Customer Information is the sole property of Sears.

            However, all completed tax return forms and the information contained in any such returns shall not be disclosed to Sears at any time, and shall remain the sole property of Licensee. Sears shall also not access or attempt to access any completed Licensee customer forms, information or documents maintained by Licensee in a Licensed Business Area. If Sears inadvertently comes into possession of completed tax return forms or related documents of Licensee customers, Sears agrees to promptly notify Licensee and return such forms and documents to Licensee, and not to use any such information for any purpose whatsoever.

      10.5  Treatment of Confidential Customer Information.

                  (a) Licensee shall use or disclose Confidential Customer
            Information only as necessary to perform its obligations under this Agreement. Licensee shall restrict disclosure of Confidential Customer Information to its Representatives who have a need to know such information to perform the Services and who have first agreed to be bound by the terms of this Section 10.4. Licensee is liable for any unauthorized disclosure or use of Confidential Customer Information by any of its Representatives.

                  (b) Unless otherwise prohibited by law, Licensee shall (i)
            immediately notify Sears of any legal process served on Licensee for the purpose of obtaining Confidential Customer Information and (ii) permit Sears adequate time to exercise its legal options to prohibit or limit such disclosure. Licensee shall implement appropriate measures designed to meet the following objectives: (i) ensure the security and confidentiality of Confidential Customer Information;
            (ii) protect against any anticipated threats or hazards to the security or integrity of such information; and, (iii) protect against unauthorized access to or use of such information that could result in substantial harm or inconvenience to the person about whom the Confidential Customer Information refers.

                  (c) Within ten (10) days following expiration or termination of this Agreement, Licensee shall, upon Sears request, (i) return the Confidential Customer Information to Sears or (ii) certify in writing to Sears that such Confidential Customer Information has been destroyed in such a manner that it cannot be retrieved.

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

                  (d) Licensee shall notify Sears promptly upon the discovery of the loss, unauthorized disclosure, unauthorized access, or unauthorized use of the Confidential Customer Information and shall indemnify Sears and hold Sears harmless for such loss, unauthorized disclosure, unauthorized access, or unauthorized use, including attorney's fees.

                  (e) Licensee shall permit Sears to audit Licensee's compliance with the provisions of this Section 10.4 at any time during Licensee's regular business hours.

                  (f) In addition to any other rights Sears may have under this
            Agreement or in law, since unauthorized use, access, or disclosure of the Confidential Customer Information may result in immediate and irreparable injury to Sears for which monetary damages may not be adequate, in the event Licensee or any officer, director, employee, agent or subcontractor of Licensee uses or discloses or in Sears sole opinion, any such party is likely to use or disclose the Confidential Customer Information in breach of Licensee's obligations under this Agreement or, in Sears sole opinion there has been a breach to the security, confidentiality, or integrity of the Confidential Customer Information, Sears shall be entitled to equitable relief, including temporary and permanent injunctive relief and specific performance. Sears shall also be entitled to the recovery of any pecuniary gain realized by Licensee from the unauthorized use or disclosure of the Confidential Customer Information.

      10.6  Post-Termination Obligation.

            The provisions of Section 10 shall survive the expiration or termination of this Agreement.

11.   RELATIONSHIP OF PARTIES.

            Licensee is an independent contractor. Nothing contained in or done pursuant to this Agreement shall be construed as creating a partnership, agency or joint venture, and neither party shall become bound by any representation, act or omission of the other party.

12.   DEFENSE AND INDEMNITY.

      12.1  Defense.

            (a) Licensee's Defense Obligations. Licensee shall defend, at its own expense, all allegations of whatever nature asserted in any claim, action, lawsuit or proceeding (even though such allegations may be false, fraudulent or groundless) against Sears, its affiliates and subsidiaries and/or their respective directors, officers, employees, agents and independent contractors (collectively, the "Sears Indemnified Parties") actually or allegedly resulting from, arising out of, connected with or incidental to the establishment, construction or operation of the Licensed Business, expressly and specifically including, without limitation of the foregoing, any of the following: unauthorized representation, misrepresentation, claims for benefits under any workers' compensation law, injury to or death of persons, unlawful trade practices, the infringement, misuse, dilution, misappropriation, or other violation of any patent, trademark, service mark, trade name, trade dress, copyright, trade secret, domain name, right of publicity or other intellectual property right, damage to property allegedly or actually suffered by any person or persons, or the commission or omission of any act, lawful or unlawful, by Licensee, its affiliates and subsidiaries and/or their respective directors, officers, employees, agents or independent contractors, whether or not such act is within the scope of the authority or employment of such persons and whether or not Licensee's indemnity obligations under Section 12.2 apply (collectively, the "Sears Claims").

            Licensee shall use counsel satisfactory to Sears in the defense of all Sears Claims. Sears may, at its election, take control of the defense and investigation of any Sears Claims and may employ and engage attorneys of its own choice to manage and defend such Sears Claims, at Sears' risk and expense. If Licensee negotiates a settlement of any such Sears Claim, such settlement shall be subject to Sears' prior written approval.

            (b) Sears' Defense Obligations. Sears shall defend, at its own expense, all allegations of whatever nature asserted in any claim, action, lawsuit or proceeding (even though such allegations may be false, fraudulent or groundless) against Licensee, its affiliates and subsidiaries and/or their respective directors, officers, employees, agents and independent contractors (collectively, the "Licensee Indemnified Parties") actually or allegedly resulting from, arising out of, connected with or incidental to the operation of a Designated Sears Store, expressly and specifically including, without limitation of the foregoing, any of the following: unauthorized representation, misrepresentation, injury to or death of persons, unlawful trade practices, the infringement, misuse, dilution, misappropriation, or other violation of any patent, trademark, service mark, trade name, trade dress, copyright, trade secret, domain name, right of publicity or other intellectual property right, damage to property allegedly or actually suffered by any person or persons, or the commission or omission of any act, lawful or unlawful, by Sears, its affiliates and subsidiaries and/or their respective directors, officers, employees, agents or independent contractors, whether or not such act is within the scope of the authority or employment of such persons and whether or not Sears' indemnity obligations under Section 12.2 apply (collectively, the "Licensee Claims").

            Sears shall use counsel satisfactory to Licensee in the defense of all Licensee Claims. Licensee may, at its election, take control of the defense and investigation of any Licensee Claims and may employ and engage attorneys of its own choice to manage and defend such Licensee Claims, at Licensee's risk and expense. If Sears negotiates a settlement of any such Licensee Claim, such settlement shall be subject to Licensee's prior written approval.

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

      12.2  Indemnity.

            (a) Licensee's Indemnity Obligations. Licensee shall hold harmless and indemnify the Sears Indemnified Parties from and against any and all claims, damages, demands, actions, lawsuits, proceedings, liabilities, losses, costs and expenses (including but not limited to fees and disbursements of counsel) resulting from, arising out of, connected with or incidental to the establishment, construction or operation of the Licensed Business, expressly and specifically including, without limitation of the foregoing, any of the following: unauthorized representation, misrepresentation, claims for benefits under any workers' compensation law, injury to or death of persons, unlawful trade practices, the infringement, misuse, dilution, misappropriation, or other violation of any patent, trademark, service mark, trade name, trade dress, copyright, trade secret, domain name, right of publicity or other intellectual property right, damage to property allegedly or actually suffered by any person or persons, or the commission or omission of any act, lawful or unlawful, by Licensee, its affiliates and subsidiaries and/or their respective directors, officers, employees, agents or independent contractors, whether or not such act is within the scope of the authority or employment of such persons. The provisions of this
      Section 12.2 shall not apply to the extent any injury or damage is determined to have been caused solely by Sears' gross negligence or willful misconduct.

      Licensee agrees to protect, defend, hold harmless and indemnify Sears from and against any and all claims, demands, damages, expenses (including reasonable attorney's fees), losses, actions, causes of action, judgments, fines, penalties, fees, suits and proceedings of any kind whatsoever actually or allegedly resulting from or connected with any dispute between Licensee and its franchise operators in connection with the conduct and operation of said Licensed Business hereunder or arising out of agreements between Licensee and such franchise operators. Notwithstanding anything contained in the foregoing, Licensee shall not be required to indemnify Sears for any claims, demands, damages, expenses (including attorney's fees), losses, actions, causes of action, judgments, fines, penalties, fees, suits and proceedings which are caused by the gross negligence of Sears, its agents or employees.

            (b) Sears' Indemnity Obligations. Sears shall hold harmless and indemnify the Licensee Indemnified Parties from and against any and all claims, damages, demands, actions, lawsuits, proceedings, liabilities, losses, costs and expenses (including but not limited to fees and disbursements of counsel) resulting from, arising out of, connected with or incidental to the establishment, construction or operation of a Designated Sears Store, expressly and specifically including, without limitation of the foregoing, any of the following: unauthorized representation, misrepresentation, injury to or death of persons, unlawful trade practices, the infringement, misuse, dilution, misappropriation, or other violation of any patent, trademark, service mark, trade name, trade dress, copyright, trade secret, domain name, right of publicity or other intellectual property right, damage to property allegedly or actually suffered by any person or persons, or the commission or omission of any act, lawful or unlawful, by Sears, its affiliates and subsidiaries and/or their respective directors, officers, employees, agents or independent contractors, whether

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

      or not such act is within the scope of the authority or employment of such persons. The provisions of this Section 12.2 shall not apply to the extent any injury or damage is determined to have been caused solely by Licensee's gross negligence or willful misconduct.

      12.3  Survival.

            The provisions of this Section 12 shall survive the expiration or termination of this Agreement.

13.   INSURANCE

      13.1  Types of Insurance.

            Licensee shall, at its own expense, obtain and maintain in full force and effect at all times during the term of this Agreement, policies of insurance with insurance companies licensed to do business in the state where the services are to be performed, who shall have a rating of "A-/VII" or better by the then current edition of Best Insurance Reports published by A.M. Best Company and shall be reasonably satisfactory to Sears and shall name Sears as an additional insured. These policies shall conform to the following:

            (a) Commercial General Liability with coverage including, but not limited to, premises/operations, products/completed operations, contractual and personal/advertising injury liabilities, with combined single limits of not less than One Million Dollars ($1,000,000) per occurrence with at least One Million Dollars ($1,000,000) aggregate per location for bodily injury and property damage.

            (b) Motor Vehicle Liability insurance with coverage for all owned, non-owned and hired vehicles with combined single limits of not less than One Million Dollars ($1,000,000) per occurrence for bodily injury and property damage. If only private passenger autos are used, a limit of Five Hundred Thousand Dollars ($500,000) per occurrence is acceptable. If no vehicles are owned or leased, the Commercial General Liability insurance shall be extended to provide insurance for non-owned and hired vehicles.

            (c) Workers' Compensation insurance, including coverage for all costs, benefits and liabilities under Workers' Compensation and similar laws which may accrue in favor of any person employed by Licensee for all states in which the Licensed Business is located with a waiver of subrogation in favor of Sears where permitted by law, and Employer's Liability insurance with limits of not less than One Hundred Thousand Dollars ($100,000) per accident or disease and Five Hundred Thousand Dollars ($500,000) aggregate by disease. Licensee warrants that its subcontractors will maintain Workers' Compensation and Employer's Liability insurance with limits not less than those set forth in this Section.

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

            (d) "All Risk" Property Insurance on a "Cause of Loss - Special Form" with coverage for all perils, including fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, water damage, accidental collapse, flood and earthquake, for the full replacement value of the property with limits equal to the maximum value, at any one time, of such property and with a coverage extension for increased cost of construction, including a waiver of subrogation in favor of Sears.

            (e) Professional Liability or Errors and Omissions Insurance with coverage for claims arising out of Licensee's rendering of or failure to render professional services with limits of not less than Ten Million Dollars ($10,000,000) per claim.

            (f) Fidelity Insurance covering employee dishonesty with limits of not less than One Hundred Thousand Dollars ($100,000) per claim.

      13.2  No Cancellation Without Notice/Excess Coverage.

            All of the insurance shall be in the name of Licensee and shall further provide that the policies shall not be cancelled or materially changed without at least thirty (30) days' prior written notice to Sears Certificate Management Services, c/o Insurance Data Services, P.O. Box 12010, Hemet, California 92546, or other address of which Licensee is notified by Sears. Licensee may satisfy the required limits of liability for the insurance by any combination of primary liability and umbrella excess liability coverage.

      13.3  Certificates.

            Licensee shall furnish Sears with certificates of insurance evidencing this coverage and, at Sears' request, copies of policies, prior to execution of this Agreement and upon each policy renewal during the Term of this Agreement. If Licensee does not provide Sears with such certificates of insurance or, in Sears' opinion, such policies do not afford adequate protection for Sears, Sears shall so advise Licensee. If Licensee does not furnish evidence of acceptable coverage within five (5) days after notification by Sears that policies are not sufficient, Sears shall have the right to immediately terminate this Agreement upon written notice to Licensee.

      13.4  Expiration/Non-Renewal.

            If Licensee's policies of insurance expire or are canceled during the Term of this Agreement or are materially modified, Licensee shall promptly notify Sears of such expiration, cancellation or material modification. If such policies of insurance are materially modified such that, in Sears' opinion, such policies do not afford adequate protection to Sears, Sears shall so advise Licensee. If Licensee does not furnish evidence of acceptable replacement coverage within five (5) days after the expiration or cancellation of coverage or the notification from Sears that modified policies are not sufficient, Sears shall have the right, at its option, to immediately terminate this Agreement upon written notice to Licensee.

      13.5  No Waiver.

            Any approval by Sears of any of Licensee's insurance coverage shall not relieve Licensee of any responsibility under this Agreement, including but not limited to liability for claims in excess of described limits or liabilities and any costs or injuries not covered by such insurance.

14.   TERMINATION

      14.1  Mutual Right of Termination.

            Neither party shall terminate a Designated Sears Store location without cause during the Tax Season. Terminations without cause of Designated Sears Store locations outside of the Tax Season shall be addressed as part of the annual October 1 mutually agreed listing of Designated Sears Store locations.

      14.2  Termination by Sears upon Default by Licensee.

            Sears may terminate this Agreement immediately upon delivery of written notice of such termination to Licensee upon the occurrence of any of the following (each a "Default"):

            (a) Licensee abandons or fails to actively operate the License Business or fails to commence operation of the Licensed Business as required in Section 6.4 of this Agreement;

            (b) there is a Change in Control (as defined in Section 15.1 below) with respect to Licensee to which Sears has not consented;

            (c) Licensee or any director or officer of Licensee is convicted of or pleads no contest to a felony, or engages in any conduct that is likely to adversely affect the reputation of Licensee, the Licensed Business or Sears;

            (d) Licensee fails to secure and maintain appropriate insurance coverage as set forth in Section 13;

            (e) Licensee fails to pay its bills as they become due, the current liabilities of Licensee exceed its current assets, a petition is filed either by or against Licensee in any bankruptcy or insolvency proceeding, or any property of Licensee passes into the hands of any receiver, assignee, officer of the law or creditor; or

      14.3  Termination After Opportunity to Cure.

            Either party may terminate this Agreement if the other party:

            (a) fails to make payment of any amounts due the other party, and does not correct such failure within ten (10) days after written notice of such failure is delivered to the breaching party; or

            (b) fails to comply with any other provision of this Agreement or any mandatory specification, standard or operating procedure prescribed herein and does not correct such failure within thirty (30) days after written notice of such failure is delivered to the breaching party; or

            (c) makes any unauthorized use, duplication or disclosure of the other party's Confidential Business Information or Confidential Customer Information; or

            (d) materially misuses or makes an unauthorized use of the other party's Marks.

      14.4  Termination on Store Closing or Casualty.

            Sears may, in its sole discretion, terminate this Agreement with respect to any affected Licensed Business Area due to the closing of the Designated Sears Store. Licensee shall not be entitled to any notice of such store closing prior to a public announcement of such closing. Licensee waives any claim it may have against Sears for damages, if any, incurred as a result of such closing.

            If any Designated Sears Store is damaged by fire or any other casualty so that the Licensed Business Area becomes untenantable, this Agreement may be terminated with respect to such Licensed Business Area, without penalty and without liability for any damages as a result of such termination, effective as of the date of such casualty, by either party giving the other party written notice of such termination within twenty
      (20) days after the occurrence of such casualty. If such notice is not given, then this Agreement shall not terminate but shall remain in full force and effect, and the parties shall cooperate with each other so that Licensee may resume operation of the Licensed Business as soon as possible.

      14.5  Effect of Termination.

            Upon expiration or termination of this Agreement, the parties shall immediately pay all amounts owed to the other, shall cease use of all marks and Licensed Business Marks, either return or destroy all Confidential Business Information and all Confidential Customer Information as directed by Sears in accordance with Section 10 and, at Licensee's expense, Licensee shall immediately remove all of Licensee's Equipment from Sears' premises and repair any damage to Sears' premises caused by such removal. Upon the expiration or termination of this Agreement, the expense to return the Licensed Business Area to its condition when Sears made it ready for use by Licensee shall be allocated in accordance with Schedule 6.2.

      14.6  Survivability.

            No expiration or termination of this Agreement shall relieve the parties of obligations arising before expiration or termination or of any obligations that survive expiration or termination of this Agreement.

15.   ASSIGNMENT.

      15.1  Assignment by Licensee.

            Notwithstanding any other provision contained in this Agreement, Licensee may not assign, transfer, sublicense or convey any of its rights or obligations under this Agreement, in whole or in part, without Sears' prior written consent. Any Change in Control of Licensee shall constitute an assignment of this Agreement, for which Sears' prior written consent is required. Any attempted assignment, transfer, sublicense, conveyance or Change in Control without Sears' prior written consent is void.

            For purposes of this Agreement, a "Change in Control" means an asset sale, merger, consolidation, or any other transaction or arrangement the effect of which is that fifty percent (50%) or more of the total voting power entitled to vote in the election of Licensee's board of directors is held by a person or persons other than the shareholders of Licensee, who, individually or as a group, held fifty percent (50%) or more of such voting power immediately prior to such event.

            Licensee agrees that (i) this Agreement cannot be assumed in any case under Title 11 of the United States Code, and (ii) it hereby waives its rights to object to any motion to lift the automatic stay of 11 USC Sec. 362 in any proceeding wherein Sears or its affiliates seek to recoup, set off or enforce any other provisions of this Agreement.

      15.2  Assignment by Sears.

            Sears may assign any of its rights and obligations under this Agreement to any other party.

      15.3  Binding Nature.

            The provisions of this Agreement shall be binding upon Licensee and its successors and permitted assigns and shall be binding upon and inure to the benefit of Sears and its successors and assigns.

16.   MISCELLANEOUS.

      16.1  Choice of Law.

            This Agreement is governed by Illinois law, excluding its conflicts of law rules.

      16.2  Jurisdiction and Venue.

            Licensee irrevocably consents and submits to venue and exclusive subject matter and personal jurisdiction in the federal and/or state courts in Cook County, Illinois for any dispute arising out of this Agreement and waives all objections to jurisdiction and venue of such courts.

      16.3  Notices.

            Notices under this Agreement shall be in writing and are sufficient if given by nationally recognized overnight courier service, certified mail (return receipt requested, postage prepaid), facsimile with electronic confirmation (provided a confirmation copy is also sent no later than the next business day by first-class mail, return receipt requested, postage prepaid) or personal delivery to the other party at the address below:

                    If to Sears:      Sears, Roebuck and Co.
                                      3333 Beverly Road, Mail Station: E3-370B
                                      Hoffman Estates, Illinois 60179
                                      Attn.: Business Development Manager
                                      Facsimile:  (847) 286-0224

                    With a copy to:   Sears, Roebuck and Co.
                                      3333 Beverly Road, Mail Station: E3-368B
                                      Hoffman Estates, Illinois 60179
                                      Attn.: Senior Paralegal, Contracts Manager
                                      Facsimile: (847) 286-0224

                    If to Licensee:   __________________________________________
                                      __________________________________________
                                      __________________________________________
                                      __________________________________________
                                      Attn.: ___________________________________
                                      Facsimile: ( )

            Notice is effective: (i) on the business day after sent by a nationally recognized overnight courier service, (ii) three (3) business days after sent by certified mail, (iii) on the next business day after it is sent by facsimile with electronic confirmation, or (iv) when delivered personally. A party may change its notice address by giving notice in accordance with this Section 16.3.

      16.4  Severability.

            If any provision of this Agreement is determined to be unenforceable, the parties intend that this Agreement be enforced as if the unenforceable provisions were not present and that any partially valid and enforceable provisions be enforced to the extent that they are enforceable.

      16.5  No Waiver.

            A party does not waive any right under this Agreement by failing to insist on compliance with any of the terms of this Agreement or by failing to exercise any right hereunder. Any waivers granted hereunder are effective only if recorded in a writing signed by the party granting such waiver.

      16.6  Cumulative Rights.

            The rights and remedies of the parties under this Agreement are cumulative, and either party may enforce any of its rights or remedies under this Agreement or other rights and remedies available to it at law or in equity.

      16.7  Construction.

            The section headings of this Agreement are for convenience only and have no interpretive value. This Agreement may be executed in counterparts, which together will constitute one and the same Agreement.

      16.8  Survival.

            In addition to all other provisions expressly providing that they survive any expiration or termination of this Agreement, this Section 16 shall survive any expiration or termination of this Agreement.

      16.9  Entire Agreement; Modifications.

            This Agreement, together with all Schedules referred to herein, which are incorporated by this reference, constitute the complete and final agreement of the parties pertaining to the Licensed Business and supersede all of the parties' prior agreements, understandings and discussions relating to the Licensed Business. No modification or amendment of this Agreement is binding unless it is in writing and signed by Sears and Licensee.

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Agreement effective as of the Effective Date.

                                SEARS, ROEBUCK AND CO.

                                By: /s/ Joseph Pigott
                                    --------------------------------------------
                                Its: Vice President and General Manager,
                                     Licensed Businesses

                                H&R BLOCK SERVICES, INC.

                                By: /s/ David F. Byers
                                    --------------------------------------------

                                Its: Senior Vice President, National Operations

                                  SCHEDULE 1.1A

                     AUTHORIZED MERCHANDISE AND/OR SERVICES

The following items, merchandise lines and/or services are authorized for sale by Licensee in the Licensed Business:

1.    Income Tax preparation service

2. Electronic filing services consisting of: (1) the electronic transmission for eligible customers of income tax data to appropriate taxing authorities (such service is offered under Licensee's trademark, "Rapid Refund"); (2) arranging "refund anticipation loans" ("RALs"), for customers who use Licensee's Rapid Refund service and who meet the credit requirements of a lending institution selected by Licensee; and (3) other services related to the electronic filing of income tax returns.

3.    Tax Classes

4.    "Peace of Mind" Program

5. Other Services - The services set forth below shall only be offered at Designated Sears Stores operated by Licensee, not by any sublicensee or franchisee of Licensee. In addition, the funding of these services shall not be placed on a Sears Card.

      -     Express IRAs

      -     Financial Services accounts

      -     Mortgages

      Any form 7216 required for these services shall contain the following language:

            "H&R Blocks' family of affiliated companies are offering a variety of financial services for your convenience. Sears, Roebuck and Co. is not offering any financial services. Sears, Roebuck and Co. is not a registered broker/dealer."

                                  SCHEDULE 1.1B

                             DESIGNATED SEARS STORES

REGION        DISTRICT          STORE #          STORE NAME
------        --------          -------          ----------
 9020           250              1001         WESTMINSTER - A
 9023           284              1003         SALEM - A
 9023           286              1004         GARDEN CITY - A
 9028           276              1005         LAKE WALES - A
 9028           275              1006         OCALA - A
 9028           237              1007         BRANDON - A
 9025           240              1008         LOS ANGELES/BOYLE - A
 9025           243              1009         SEATTLE/1ST AVE - A
 9022           260              1010         CHICAGO-LAWRENCE - A
 9022           264              1011         GRANDVILLE - A
 9020           291              1012         DES MOINES - A
 9023           280              1013         GLEN BURNIE - A
 9023           289              1014         ENFIELD - A
 9028           276              1015         VERO BEACH - A
 9027           262              1016         LITTLE ROCK-A
 9027           258              1017         HOUSTON/MAIN - A
 9025           240              1018         LOS ANGELES/BALDWIN HLS-A
 9025           246              1019         PLEASANTON - A
 9022           294              1020         CHICAGO-79TH ST-A
 9020           291              1022         OMAHA - A
 9023           281              1023         DULLES/LOUDOUN CNTY-A
 9023           281              1024         FALLS CHURCH - A
 9028           274              1025         DANVILLE - A
 9027           262              1026         MEMPHIS/RALEIGH SPRINGS-A
 9027           235              1027         EL PASO/SUNLAND PK - A
 9025           240              1028         HOLLYWOOD - A
 9020           292              1029         SPOKANE - A
 9022           294              1030         CHICAGO-WESTERN-A
 9020           250              1031         DENVER/CHERRY CREEK-A
 9020           252              1032         BROOKLYN CTR-A
 9023           285              1033         N ATTLEBORO - A
 9022           273              1034         PITTSBURGH/ROSS PARK-A
 9028           239              1035         AUGUSTA - A
 9020           292              1038         SPOKANE - A
 9025           246              1039         OAKLAND - A
 9020           259              1040         EAU CLAIRE A

9020           291              1041         OMAHA-A
9027           255              1042         JOPLIN - A
9023           289              1043         MERIDEN - A
9023           288              1044         JERSEY CTY/NEWPORT - A
9028           238              1045         DURHAM - A
9025           240              1048         PASADENA - A
9025           244              1049         PORTLAND - A
9020           252              1050         MOLINE - A
9022           271              1051         STRONGSVILLE - A
9020           252              1052         ST PAUL-A
9023           285              1053         SAUGUS - A
9028           277              1055         CORAL SPRINGS - A
9027           269              1056         MOBILE - A
9027           257              1057         DALLAS/VALLEY VIEW-A
9025           243              1059         SEATTLE/SHORELINE - A
9020           259              1062         BROOKFIELD-A
9023           289              1063         WEST HARTFORD - A
9023           287              1064         LANGHORNE/OXFORD VLY-A
9028           282              1065         GLEN ALLEN(RICHMOND) - A
9028           275              1066         JACKSONVILLE(AVES)-A
9027           258              1067         HOUSTON/MEMORIAL-A
9025           240              1068         PALMDALE - A
9025           243              1069         REDMOND-OVERLAKE PARK - A
9020           250              1071         LAKEWOOD/DENVER - A
9023           287              1073         EXTON - A
9023           281              1074         WALDORF/ST CHARLES - A
9028           276              1075         DAYTONA BEACH - A
9027           234              1076         LEWISVILLE - A
9027           257              1077         SHREVEPORT - A
9025           251              1078         MESA/EAST - A
9025           244              1079         PORTLAND-WASHINGTON SQ -
9027           257              1080         FRISCO - A
9022           267              1081         HEATH - A
9020           259              1082         GREENDALE-A
9023           285              1083         WARWICK - A
9023           287              1084         PHILA-GREATER NE-A
9028           278              1085         CAGUAS - A
9027           263              1086         BATON ROUGE - A
9027           258              1087         HOUSTON/WEST OAKS - A
9025           240              1088         GLENDALE - A
9025           243              1089         ANCHORAGE(SUR) - A
9022           260              1090         CHICAGO-HARLEM AVE - A
9027           255              1091         OKLAHOMA CITY/SEQUOYAH -
9022           265              1092         WESTLAND(DETROIT) - A

9023           289              1093         SPRINGFIELD - A
9023           288              1094         HACKENSACK - A
9028           270              1095         DOUGLASVILLE - A
9027           269              1096         PENSACOLA - A
9027           256              1097         SAN ANTONIO - A
9025           233              1098         CLOVIS - A
9025           243              1099         FEDERAL WAY - A
9022           265              1100         FLINT-A
9020           254              1101         OVERLAND PARK-A
9023           283              1103         ALBANY - A
9023           285              1104         MARLBOROUGH - A
9028           276              1105         OCOEE - A
9027           263              1106         JACKSON - A
9025           247              1108         TEMECULA - A
9025           243              1109         LYNNWOOD - A
9022           264              1110         PORTAGE-A
9020           250              1111         COLORADO SPRINGS - A
9020           252              1112         MINNETONKA-A
9023           286              1114         BROOKLYN/BEVERLY RD - A
9028           268              1115         CHATTANOOGA - A
9027           257              1116         MONROE - A
9020           249              1118         SALT LAKE CITY - A
9025           244              1119         PORTLAND - A
9022           267              1120         COLUMBUS - A
9020           254              1121         INDEPENDENCE-A
9020           252              1122         MAPLEWOOD-A
9023           285              1123         DEDHAM - A
9023           286              1124         BAY SHORE - A
9028           277              1125         MIAMI/CORAL GABLES-A
9027           269              1126         MONTGOMERY - A
9027           258              1127         HOUSTON SHEPHERD - A
9025           243              1129         TACOMA - A
9020           250              1131         LITTLETON-DENVER - A
9020           252              1132         BURNSVILLE-A
9023           289              1133         LEOMINSTER - A
9023           289              1134         MILFORD - A
9027           269              1136         BIRMINGHAM/RIVERCHASE-A
9027           256              1137         AUSTIN - A
9025           243              1139         TUKWILA - A
9022           264              1140         GRAND RAPIDS-A
9020           250              1141         AURORA - A
9020           252              1142         EDEN PRAIRIE-A
9023           286              1143         BROOKLYN/KINGS PLZ - A
9027           269              1145         COLUMBUS - A

9027           262              1146         CORDOVA/MEMPHIS/GERMANTWN
9027           263              1147         BATON ROUGE - A
9025           233              1148         VENTURA - A
9025           248              1149         WHITTIER - A
9022           267              1150         COLUMBUS-WESTLAND-A
9022           273              1152         STEUBENVILLE-A
9023           290              1154         WHITEHALL - A
9028           270              1155         KENNESAW - A
9025           245              1156         ROSEVILLE - A
9025           241              1158         HONOLULU(SUR) - A
9025           245              1159         FAIRFIELD - A
9020           254              1161         WICHITA-TOWN EAST SQ-A
9022           272              1162         AMHERST - A
9023           285              1163         BURLINGTON - A
9028           274              1165         CONCORD - A
9027           269              1166         MERIDIAN - A
9027           256              1167         SAN ANTONIO CENTRAL PARK
9025           240              1168         NO HOLLYWOOD-LA VALLEY -
9025           251              1169         CHANDLER - A
9022           264              1170         LANSING - A
9027           255              1171         SPRINGFIELD - A
9022           260              1172         BLOOMINGDALE - A
9023           287              1174         UPPER DARBY - A
9028           276              1175         MERRITT ISLAND - A
9027           258              1176         PASADENA - A
9025           240              1178         SANTA MONICA
9025           240              1179         CANOGA PK/TOPANGA PLZ-A
9022           265              1180         WATERFORD(PONTIAC)-A
9020           254              1181         KANSAS CITY-A
9020           261              1182         ST PETERS - A
9028           268              1185         ASHEVILLE-A
9027           262              1186         MEMPHIS/POPLAR - A
9027           257              1187         MESQUITE-TOWN EAST - A
9025           248              1189         WEST COVINA - A
9022           264              1192         MUSKEGON - A
9023           289              1193         WATERFORD - A
9028           277              1195         FT LAUDERDALE - A
9027           258              1197         HOUSTON-WESTWOOD-A
9025           246              1199         SAN MATEO - A
9022           294              1200         CHICAGO/STATE ST - A
9022           267              1202         BEAVERCREEK/DAYTON - A
9023           288              1204         FREEHOLD - A
9028           277              1205         POMPANO BEACH - A
9027           262              1206         NORTH LITTLE ROCK - A

9027           257              1207         RICHARDSON - A
9025           233              1208         FRESNO - A
9025           248              1209         LONG BEACH - A
9022           267              1210         COLUMBUS/POLARIS - A
9027           255              1211         OKLAHOMA CTY-QUAIL SPRGS-
9022           260              1212         NORTH RIVERSIDE - A
9023           289              1213         AUBURN - A
9027           262              1216         MEMPHIS/SOUTHLAND - A
9027           256              1217         CORPUS CHRISTI - A
9022           231              1220         TOLEDO-A
9020           250              1221         COLORADO SPRINGS - A
9020           261              1222         ST LOUIS/SOUTH CNTY  - A
9023           285              1223         BROCKTON - A
9023           290              1224         HARRISBURG - A
9028           276              1225         ORLANDO COLONIAL - A
9027           263              1226         METAIRIE NW ORLNS - A
9027           234              1227         DALLAS-SW CENTER-A
9025           245              1228         SACRAMENTO-ARDEN -A
9020           249              1229         BOISE - A
9020           252              1232         COON RAPIDS - A
9027           255              1236         TULSA - A
9027           258              1237         HOUSTON GREENSPOINT -A
9025           246              1238         MOUNTAIN VIEW - A
9023           285              1243         HANOVER - A
9023           290              1244         YORK/GALLERIA - A
9027           235              1247         LUBBOCK - A
9025           246              1248         HAYWARD - A
9022           265              1250         LINCOLN PARK-A
9028           270              1251         LITHONIA - A
9023           285              1253         PEABODY - A
9023           287              1254         WILMINGTON - A
9028           237              1255         TAMPA/CITRUS PK- A
9027           258              1257         FRIENDSWD HSTON BAYBRK -
9027           255              1261         MIDWEST CITY - A
9023           289              1263         WATERBURY - A
9023           286              1264         HICKSVILLE - A
9028           282              1265         VIRGINIA BEACH - A
9027           269              1266         BIRMINGHAM-CENTURY PLZ -A
9027           234              1267         FT WORTH RIDGMAR
9025           248              1268         BUENA PARK - A
9020           261              1270         ST LOUIS/CRESTWOOD - A
9020           250              1271         LITTLETON/DENVER SW-A
9023           289              1273         HOLYOKE - A
9028           282              1274         RICHMOND/CHESTERFIELD - A

9028           270              1275         ATLANTA/NORTHLAKE-A
9027           236              1276         BELLEVUE/NASHVILLE - A
9027           256              1277         SAN ANTONIO INGRAM -A
9025           240              1278         TORRANCE - A
9022           293              1280         SPRINGDALE-A
9020           250              1281         PUEBLO - A
9023           285              1283         BRAINTREE - A
9023           281              1284         ALEXANDRIA - A
9028           276              1285         ORLANDO-SOUTH-A
9027           263              1286         GRETNA - A
9027           235              1287         ALBUQUERQUE - A
9025           245              1288         STOCKTON - A
9022           260              1290         NILES-A
9022           273              1293         ROBINSON TWNSHP-A
9023           288              1294         WATCHUNG - A
9028           237              1295         ST PETERSBURG - A
9027           234              1297         HURST -A
9025           247              1298         RIVERSIDE - A
9022           260              1300         OAK BROOK-A
9020           249              1301         PROVO - A
9023           289              1303         DANBURY - A
9023           281              1304         SILVER SPRING - A
9028           275              1305         SAVANNAH - A
9027           263              1306         HATTIESBURG - A
9027           234              1307         ABILENE - A
9025           248              1309         DOWNEY - A
9022           271              1310         ELYRIA - A
9023           284              1313         NASHUA - A
9023           288              1314         NEW BRUNSWICK - A
9028           268              1315         CHATTANOOGA(NORTHGATE)-A
9027           236              1316         ANTIOCH/NASHVILLE-A
9027           235              1317         EL PASO - A
9025           233              1318         BAKERSFIELD - A
9020           252              1321         PEORIA - A
9023           288              1323         MIDDLETOWN - A
9028           239              1325         CHARLESTON/NORTHWOODS-A
9027           258              1327         BAYTOWN - A
9020           249              1328         LAS VEGAS(BLVD)-A
9027           236              1330         EVANSVILLE - A
9023           283              1333         POUGHKEEPSIE - A
9022           273              1334         PITTSBURGH-SOUTH HILLS -
9028           274              1335         GREENSBORO - A
9027           258              1336         LAKE CHARLES - A
9027           257              1337         PLANO - A

9025           251              1338         TUCSON - A
9023           285              1343         CAMBRIDGE - A
9022           273              1344         PITTSBURGH-PENN CENTER -
9028           277              1345         HIALEAH - A
9027           263              1347         LAFAYETTE - A
9022           271              1350         MENTOR - A
9022           272              1353         DE WITT/SYRACUSE - A
9023           287              1354         WILLOW GROVE-A
9028           276              1355         ALTAMONTE SPG - A
9025           247              1358         CHULA VISTA - A
9023           286              1364         LAKE GROVE - A
9028           277              1365         MIAMI/CUTLER RDG - A
9027           234              1367         WACO - A
9025           246              1368         CONCORD - A
9022           267              1370         COLUMBUS-EASTLAND-A
9023           280              1374         BEL AIR -A
9028           274              1375         WINSTON SALEM - A
9027           258              1377         HOUSTON WILLOWBROOK - A
9025           248              1378         ORANGE - A
9022           260              1380         CHICAGO-IRVING PARK-A
9028           270              1385         ATLANTA - A
9027           236              1386         GOODLETTSVILLE/NASHVILLE-
9027           235              1387         AMARILLO - A
9025           248              1388         COSTA MESA - A
9022           231              1390         ANN ARBOR-A
9028           268              1395         KNOXVILLE WEST TOWN-A
9027           235              1397         ODESSA - A
9025           247              1398         SAN BERNARDINO - A
9020           254              1401         WICHITA - A
9023           285              1403         NATICK - A
9023           286              1404         MASSAPEQUA - A
9028           238              1405         FAYETTEVILLE - A
9027           258              1407         BEAUMONT - A
9025           245              1408         SACRAMENTO-FLORIN - A
9022           271              1410         CANTON - A
9023           288              1414         NANUET - A
9028           237              1415         CLEARWATER/COUNTRYSIDE-A
9027           258              1417         HUMBLE - A
9023           281              1424         BETHESDA - A
9027           256              1427         SAN ANTONIO- A
9022           271              1430         MIDDLEBURG HTS/CLEVELAND-
9023           288              1434         WAYNE- A
9028           270              1435         MACON - A
9027           234              1437         ARLINGTON/PARKS - A

9025           247              1438         EL CAJON - A
9023           289              1443         MANCHESTER - A
9023           286              1444         WHITE PLAINS - A
9028           282              1445         RICHMOND - A
9027           234              1447         FT WORTH - A
9022           265              1450         ROSEVILLE-A
9023           287              1454         BENSALEM/CORNWELLS HTS-A
9028           238              1455         WILMINGTON - A
9028           276              1456         OVIEDO - A
9027           258              1457         THE WOODLANDS - A
9022           265              1460         LIVONIA-A
9023           283              1463         BURLINGTON - A
9023           287              1464         DEPTFORD - A
9028           237              1465         TAMPA-UNIVERSITY - A
9025           246              1468         CUPERTINO - A
9022           266              1470         GREENWOOD-A
9023           290              1473         SELINSGROVE - A
9022           271              1474         BOARDMAN - A
9028           238              1475         DURHAM - A
9025           246              1478         SAN BRUNO - A
9023           290              1484         READING - A
9028           275              1485         ORANGE PK/JACKSONVILLE-A
9027           256              1487         AUSTIN/LAKELINE - A
9025           246              1488         SAN JOSE-EASTRIDGE - A
9022           265              1490         TROY-A
9023           287              1494         MOORESTOWN - A
9028           237              1495         FT MYERS - A
9020           261              1500         ST ANN-A
9022           272              1504         WILLIAMSVILLE/BUFFALO-A
9025           240              1508         NORTHRIDGE - A
9022           294              1510         CALUMET CITY-A
9022           272              1514         NIAGARA FALLS - A
9028           274              1515         CHARLOTTE-EASTLAND - A
9025           248              1518         CERRITOS -A
9022           271              1520         AKRON-CHAPEL HILL - A
9022           272              1524         ROCHESTER-GREECE -A
9028           239              1525         COLUMBIA - A
9025           246              1528         SAN RAFAEL - A
9022           271              1530         RICHMOND HEIGHTS - A
9023           290              1534         SCRANTON - A
9028           277              1535         PLANTATION - A
9025           245              1538         CITRUS HTS-SUNRISE -A
9022           266              1540         INDIANAPOLIS-LAFAYETTE SQ
9023           286              1544         REGO PARK - A

9028           239              1545         SPARTANBURG - A
9025           248              1548         LAGUNA HILLS - A
9023           287              1554         MAYS LANDING - A
9028           276              1555         SANFORD - A
9020           249              1558         MURRAY - A
9022           267              1560         DAYTON-DAYTON MALL-A
9022           271              1564         NILES - A
9028           270              1565         MORROW(ATL/SOUTHLAKE) - A
9025           240              1568         CARSON - A
9022           260              1570         SCHAUMBURG - A
9023           288              1574         MIDDLETOWN - A
9028           282              1575         HAMPTON - A
9025           241              1578         AIEA OAHU-PEARL RIDGE - A
9022           293              1580         LEXINGTON-A
9022           272              1584         VICTOR - A
9028           275              1585         TALLAHASSEE - A
9025           251              1588         PHOENIX-METRO CENTER - A
9022           265              1590         SAGINAW-A
9022           273              1594         MONACA - A
9028           239              1595         GREENVILLE - A
9025           248              1598         CITY OF INDUSTRY - A
9022           266              1600         INDIANAPOLIS-CASTLETON SQ
9023           281              1604         LANDOVER - A
9028           238              1605         RALEIGH - A
9025           248              1608         WESTMINSTER - A
9022           293              1610         CINCINNATI-NORTHGATE-A
9023           288              1614         LIVINGSTON - A
9028           282              1615         CHESAPEAKE/GREENBRIER-A
9025           245              1618         MODESTO - A
9022           260              1620         VERNON HILLS-A
9022           272              1623         CLAY (SYRACUSE) - A
9023           288              1624         STATEN ISLAND - A
9028           237              1625         SARASOTA - A
9025           251              1628         MESA - A
9020           261              1630         FLORISSANT-A
9023           280              1634         BALTIMORE-WEST - A
9028           275              1635         JACKSONVILLE - A
9025           248              1638         BREA - A
9020           261              1640         FAIRVIEW HTS-A
9020           254              1642         TOPEKA - A
9023           290              1644         LANCASTER - A
9028           277              1645         BOCA RATON - A
9028           274              1646         PINEVILLE - A
9025           247              1648         SAN DIEGO-NORTH - A

9022           294              1650         MERRILLVILLE-A
9023           287              1654         MEDIA - A
9028           277              1655         MIAMI - A
9025           246              1658         SANTA ROSA - A
9022           294              1660         AURORA-A
9023           288              1664         PARAMUS - A
9028           275              1665         GAINESVILLE - A
9020           249              1668         LAS VEGAS(MEADOWS)-A
9022           271              1670         AKRON-ROLLING ACRES - A
9028           268              1675         KNOXVILLE EAST TOWN-A
9025           247              1678         CARLSBAD - A
9022           266              1680         INDIANAPOLIS-WASHING SQ -
9023           288              1684         WOODBRIDGE - A
9028           270              1685         DULUTH - A
9025           233              1688         SALINAS - A
9020           261              1690         CHESTERFIELD-A
9022           271              1694         ERIE - A
9028           270              1695         ALPHARETTA - A
9025           246              1698         NEWARK - A
9022           265              1700         DEARBORN-A
9028           277              1705         W PALM BEACH - A
9025           251              1708         PHOENIX-DESERT SKY - A
9020           249              1709         HENDERSON - A
9022           271              1710         NO OLMSTED - A
9020           252              1712         GRAND FORKS - A
9022           273              1714         GREENSBURG - A
9028           277              1715         MIAMI - A
9027           235              1717         ALBUQUERQUE - A
9020           249              1718         OGDEN - A
9022           265              1720         STERLING HTS-A
9020           252              1722         BLOOMINGTON - A
9023           280              1725         ANNAPOLIS - A
9025           251              1728         TUCSON - A
9022           293              1730         FLORENCE-A
9023           286              1733         YONKERS - A
9023           287              1734         LAWRENCEVILLE - A
9028           282              1735         NORFOLK - A
9025           241              1738         KANEOHE(SUR) - A
9022           294              1740         JOLIET-A
9023           288              1744         OCEAN - A
9028           237              1745         TAMPA - A
9025           248              1748         MONTCLAIR - A
9022           294              1750         ORLAND PARK-A
9023           281              1754         GAITHERSBURG - A

9028           277              1755         BOYNTON BEACH - A
9025           247              1758         ESCONDIDO - A
9022           265              1760         NOVI-A
9023           288              1764         ROCKAWAY - A
9028           277              1765         PALM BEACH GARDENS-A
9025           251              1768         PHOENIX/PARADISE VLY-A
9022           271              1770         NORTH RANDALL - A
9023           280              1773         SALISBURY - A
9028           277              1775         PEMBROKE PINES - A
9020           252              1780         SPRINGFIELD-A
9022           272              1784         JOHNSON CITY - A
9025           246              1788         RICHMOND - A
9022           293              1790         LOUISVILLE-OKOLONA-A
9023           286              1794         EAST NORTHPORT - A
9025           251              1798         GLENDALE -A
9022           264              1800         MISHAWAKA-A
9022           232              1804         BARBOURSVILLE - A
9028           238              1805         RALEIGH - A
9022           293              1810         CINCINNATI - A
9023           281              1814         FAIRFAX - A
9022           260              1820         WEST DUNDEE-A
9022           273              1824         WEST MIFFLIN - A
9022           231              1830         FT WAYNE-A
9023           287              1834         NORTH WALES - A
9025           240              1838         BURBANK - A
9022           294              1840         CHICAGO RIDGE-A
9023           280              1844         COLUMBIA - A
9022           293              1850         LOUISVILLE-OXMOOR-A
9023           287              1853         WILMINGTON - A
9023           280              1854         PARKVILLE - A
9022           273              1863         JOHNSTOWN - A
9023           280              1864         COCKEYSVILLE - A
9025           247              1868         MORENO VLY - A
9023           287              1874         BURLINGTON - A
9023           287              1884         KING OF PRUSSIA - A
9022           272              1894         ROCHESTER - A
9028           278              1905         HATO REY - A
9028           278              1915         BAYAMON - A
9022           294              1921         MATTESON - A
9023           286              1924         VALLEY STREAM - A
9028           278              1925         CAROLINA - A
9028           278              1935         MAYAGUEZ - A
9023           289              1944         YORKTOWN HEIGHTS - A
9028           278              1945         PONCE - A

9022           232              1954         CHARLESTON - A
9028           237              1955         LAKELAND - A
9025           246              1958         SAN JOSE/OAK RIDGE - A
9028           282              1974         ROANOKE - A
9025           245              1978         RENO - A
9022           266              1980         LAFAYETTE - A
9022           272              1984         BUFFALO/HAMBURG - A
9028           274              1985         HIGH POINT - A
9025           248              1998         MONTEBELLO - A
9025           240              1999         SANTA CLARITA - A
9022           272              2003         ROCHESTER/IRONDEQUOIT-B
9022           272              2007         AUBURN - B
9022           267              2010         MANSFIELD-B
9022           271              2013         NEW CASTLE - B
9028           274              2017         GASTONIA - B
9022           231              2020         TOLEDO - B
9020           261              2021         ALTON - B
9020           291              2022         COUNCIL BLUFFS - B
9023           284              2023         CONCORD - B
9027           269              2025         DOTHAN - B
9027           263              2026         SLIDELL-B
9025           243              2027         WASILLA - B
9020           292              2029         UNION GAP - B
9020           259              2031         FOND DU LAC - B
9023           281              2034         BOWIE - B
9028           239              2035         COLUMBIA - B
9027           262              2036         JACKSON-A
9022           264              2040         BATTLE CREEK-B
9022           260              2041         ST CHARLES - B
9023           285              2043         KINGSTON - B
9025           251              2047         SIERRA VISTA - B
9025           243              2049         EVERETT - B
9022           231              2050         JACKSON-B
9020           291              2051         BELLEVUE-B
9028           268              2055         MORRISTOWN - B
9027           269              2056         MARY ESTHER/FT WALTON BCH
9025           245              2059         TRACY - B
9022           267              2060         DAYTON-SALEM-B
9022           231              2061         DEFIANCE - B
9020           252              2062         FORSYTH - B
9028           282              2064         COLONIAL HTS - B
9028           275              2065         BRUNSWICK
9022           266              2070         COLUMBUS-B
9022           293              2071         CINCINNATI-WESTERN HILLS-

9023           285              2073         WOONSOCKET - B
9023           290              2074         STROUDSBURG - A
9027           257              2077         TYLER - B
9025           247              2078         YUMA - B
9020           252              2082         FARGO-B
9027           262              2086         COLUMBUS-B
9027           263              2087         ALEXANDRIA - B
9025           233              2088         SANTA MARIA - B
9022           267              2104         ST CLAIRSVILLE - B
9028           238              2105         BURLINGTON - B
9027           262              2106         TUPELO - B
9020           259              2112         GREEN BAY-B
9023           283              2113         ROTTERDAM(SCHENECTADY) -
9022           273              2114         WASHINGTON - B
9025           244              2119         SALEM(LANCASTER) - B
9020           252              2121         PERU - B
9020           252              2122         DUBUQUE - B
9022           273              2124         DUBOIS - B
9028           275              2125         VALDOSTA - B
9022           264              2130         ELKHART-B
9020           254              2131         SALINA - B
9022           272              2134         CHEEKTOWAGA/BUFFALO-B
9028           276              2135         SEBRING - B
9025           233              2138         SANTA BARBARA - B
9022           266              2140         ANDERSON-B
9028           237              2145         PORT CHARLOTTE - B
9020           261              2146         CAPE GIRARDEAU-B
9027           234              2147         IRVING
9025           241              2148         KAHULUI MAUI - B
9025           243              2149         BELLINGHAM - B
9020           252              2152         MINOT - B
9028           277              2155         MIAMI/KENDALL - B
9028           268              2156         MARYVILLE-B
9022           293              2160         CLARKSVILLE-B
9020           252              2161         CORALVILLE - B
9027           236              2166         HUNTSVILLE-B
9023           283              2173         SARATOGA - B
9028           238              2175         GREENVILLE
9020           261              2176         PADUCAH-B
9027           234              2177         WICHITA FALLS - B
9025           244              2179         MEDFORD - B
9022           264              2180         TRAVERSE CITY-B
9023           284              2183         SO PORTLAND - B
9027           269              2186         OXFORD - B

9020           291              2191         LINCOLN-B
9028           276              2195         TITUSVILLE - B
9027           263              2196         GAUTIER - B
9027           258              2197         TEXAS CITY - B
9020           259              2200         RACINE-B
9023           284              2203         BRUNSWICK - B
9027           236              2205         COOKEVILLE - B
9027           269              2206         FAIRFIELD - B
9020           252              2212         CEDAR RAPIDS-B
9028           277              2215         KEY WEST - B
9025           251              2218         PRESCOTT - B
9025           243              2219         LACEY/OLYMPIA - B
9020           249              2220         ST GEORGE - B
9023           290              2224         CHAMBERSBURG - B
9027           236              2226         MURFREESBORO - B
9027           258              2227         LAKE JACKSON - B
9020           259              2232         MADISON-EAST-B
9027           236              2236         DECATUR - B
9025           244              2239         VANCOUVER - B
9027           255              2241         FAYETTEVILLE - B
9020           292              2242         BILLINGS - B
9023           290              2244         HANOVER - B
9028           276              2245         MELBOURNE - B
9027           256              2247         LAREDO - B
9023           290              2254         LEBANON - B
9027           263              2256         BILOXI - B
9025           233              2258         SAN LUIS OBISPO - B
9020           292              2259         MISSOULA - B
9028           268              2265         JOHNSON CITY - B
9020           250              2271         FT COLLINS - B
9020           259              2272         MILWAUKEE-GLENDALE-B
9023           285              2283         SWANSEA - B
9025           246              2288         ANTIOCH - B
9025           244              2289         ROSEBURG - B
9022           264              2290         MICHIGAN CITY-B
9023           284              2293         AUGUSTA - B
9025           233              2298         MERCED - B
9025           243              2299         ABERDEEN - B
9020           254              2301         KANSAS CITY-ANTIOCH-B
9027           269              2306         GADSDEN - B
9025           246              2308         SANTA CRUZ - B
9025           243              2309         SILVERDALE - B
9028           276              2315         JENSEN BEACH(STUART)-B
9027           236              2316         FLORENCE-B

9025           240              2318         THOUSAND OAKS - B
9023           285              2323         HYANNIS-B
9020           292              2329         KENNEWICK(PASCO) - B
9025           243              2330         PUYALLUP - B
9020           261              2331         JEFFERSON CITY-B
9027           236              2335         CLARKSVILLE - B
9025           244              2339         SPRINGFIELD - B
9020           259              2342         KENOSHA-B
9023           283              2343         LANESBORO(PITTSFIELD)-B
9023           290              2344         STATE COLLEGE - B
9028           268              2345         CLEVELAND - B
9020           292              2349         COEUR D'ALENE - B
9020           252              2352         ST CLOUD-B
9023           283              2353         KINGSTON - B
9022           232              2354         VIENNA (PARKERSBURG) - B
9028           278              2355         HATILLO(ARECIBO) - B
9025           251              2358         FLAGSTAFF - B
9020           261              2360         QUINCY-B
9020           249              2361         GRAND JUNCTION - B
9020           250              2371         CHEYENNE - B
9020           259              2372         SHEBOYGAN-B
9023           285              2373         NO DARTMOUTH - B
9023           287              2374         VINELAND - B
9022           265              2380         BAY CITY - B
9027           255              2381         LAWTON - B
9020           259              2382         MADISON-WEST - B
9025           241              2388         HILO(SUR) - B
9025           243              2389         BURLINGTON - B
9022           267              2390         SPRINGFIELD-B
9020           291              2392         DES MOINES-B
9023           281              2395         MANASSAS - A
9020           250              2398         LONGMONT - B
9020           252              2402         BISMARCK-B
9020           291              2412         RAPID CITY-B
9028           270              2415         CENTERVILLE - B
9022           267              2420         MARION-B
9020           291              2421         GRAND ISLAND-B
9020           291              2422         SIOUX CITY-B
9028           268              2425         BRISTOL - B
9020           254              2430         MANHATTAN - B
9020           259              2432         LA CROSSE-B
9028           282              2435         CHARLOTTESVILLE - B
9023           284              2443         MANCHESTER-B
9022           231              2450         LIMA-B

9023           283              2453         GLENS FALLS - B
9028           282              2454         CHESAPEAKE - B
9023           284              2463         LEWISTON - B
9020           259              2470         WAUSAU-B
9022           265              2482         PORT HURON - B
9023           287              2484         POTTSTOWN - B
9028           237              2485         BROOKSVILLE - B
9027           234              2487         KILLEEN - B
9022           273              2494         ALTOONA - B
9027           256              2497         BROWNSVILLE - B
9020           252              2500         DULUTH-B
9027           256              2507         MCALLEN - B
9022           231              2510         SANDUSKY-B
9028           274              2515         HICKORY -B
9027           234              2517         SAN ANGELO -B
9023           288              2524         TOMS RIVER -B
9027           235              2527         LAS CRUCES -B
9023           283              2533         PLATTSBURGH - B
9027           256              2537         HARLINGEN - B
9022           271              2544         SHARON - B
9022           267              2550         ZANESVILLE-B
9028           237              2555         CRYSTAL RIVER - B
9027           257              2557         LONGVIEW - B
9028           237              2565         BRADENTON - B
9022           266              2570         MUNCIE-B
9023           284              2583         BANGOR - B
9027           234              2587         DENTON - B
9023           288              2593         NEWBURGH - B
9027           269              2595         AUBURN - B
9022           266              2600         TERRE HAUTE-B
9020           252              2602         ROCHESTER - B
9023           283              2603         NEW HARTFORD - B
9023           290              2604         WILKES BARRE - B
9022           232              2614         UNIONTOWN - B
9028           268              2615         DALTON - B
9023           283              2623         RUTLAND - B
9023           290              2624         CAMP HILL - B
9028           238              2635         ROCKY MOUNT - B
9027           258              2637         PORT ARTHUR - B
9022           265              2642         MIDLAND - B
9023           290              2644         MUNCY - B
9023           280              2654         DOVER - B
9027           235              2657         MIDLAND - B
9023           284              2663         NEWINGTON/PORTSMOUTH-B

9023           280              2664         FREDERICK - B
9022           273              2674         INDIANA - B
9028           278              2675         GUAYAMA - B
9027           257              2677         BOSSIER CITY
9022           272              2683         WATERTOWN - B
9023           290              2684         FRACKVILLE - B
9023           281              2694         FREDERICKSBURG - B
9028           237              2695         NAPLES - B
9027           263              2696         HOUMA - B
9022           232              2704         MT HOPE/BECKLEY - B
9028           239              2705         FLORENCE - B
9022           266              2710         KOKOMO-B
9020           254              2712         ST JOSEPH - B
9022           232              2714         BLUEFIELD - B
9022           273              2724         BUTLER - B
9022           273              2734         CRANBERRY-B
9022           272              2744         HORSEHEADS/ELMIRA - B
9028           276              2745         LEESBURG - A
9028           238              2755         JACKSONVILLE - B
9020           252              2760         DAVENPORT-B
9023           286              2764         BRONX-FORDHAM RD
9023           280              2774         CUMBERLAND - B
9028           239              2785         MYRTLE BEACH - B
9022           231              2790         FINDLAY-B
9027           269              2796         TUSCALOOSA - B
9022           267              2800         RICHMOND - B
9022           294              2802         BOURBONNAIS/BRADLEY - B
9027           269              2805         PANAMA CITY - B
9027           262              2806         MEMPHIS/HICKORY - B
9020           292              2808         GREAT FALLS - B
9023           280              2814         MARTINSBURG - B
9028           275              2815         ALBANY - B
9028           268              2825         KINGSPORT - B
9022           232              2826         BRIDGEPORT/CLARKSBRG - B
9028           282              2835         LYNCHBURG-RIVER RDG MALL-
9020           252              2840         BLOOMINGTON-B
9028           274              2844         SHELBY - B
9028           270              2845         ATHENS - B
9022           267              2850         CHILLICOTHE-B
9028           239              2855         CHARLESTON - B
9028           270              2865         UNION CITY - B
9020           291              2872         SIOUX FALLS - B
9028           237              2885         PORT RICHEY - B
9020           252              2920         CHAMPAIGN-B

9020           261              2922         MARION - B
9022           271              2932         ASHTABULA - B
9023           286              2933         NEW HYDE PARK-INTCPT - B
9023           285              2934         TAUNTON - B
9028           274              2935         STATESVILLE - B
9022           293              2940         FRANKLIN-B
9023           280              2945         HAGERSTOWN - B
9027           236              2950         OWENSBORO-B
9022           264              2960         BENTON HARBOR-B
9023           280              2963         WESTMINSTER - B
9028           238              2965         WILSON - B
9022           294              2980         CHICAGO/FORD CITY-B
9022           260              2990         ROCKFORD-CHERRYVALE-B

                                  SCHEDULE 3.3A

                                 LICENSEE MARKS

Licensee claims ownership rights in the following trademarks and/or service marks:

Mark

                                  SCHEDULE 3.3B

                                   SEARS MARKS

Sears claims ownership rights in the following trademarks and/or service marks:

Mark

Sears(R)
Sears Card(R)
Sears Premier Card(R)
Sears Gold MasterCard(R)
Sears Premier Gold MasterCard(R)
The Great Indoors Gold MasterCard(R)

                                  SCHEDULE 4.1

                                   SEARS FEES

1.    Sears Fees. The Sears Fees shall be calculated as follows:

a.    Standard Fees for Tax Preparation and Electronic Filing 19.2% of Net Sales

b. Fees for Tax Preparation and Electronic Filing in Test Markets identified on Schedule 4.1(a). The applicable percentage of Net Sales set forth in this subsection (b) is calculated on a per store basis.

            19.6% of Net Sales if the number of paid Tax Returns completed during the Tax Season is greater than 104% of the number of Tax Returns completed during the immediately preceding Tax Season;

            19.4% of Net Sales if the number of paid Tax Returns completed during the Tax Season is greater than 102%, but less than or equal to 104%, of the number of Tax Returns completed during the immediately preceding Tax Season;

            19.2 % of Net Sales if the number of paid Tax Returns completed during the Tax Season is greater than 98%, but less than or equal to 102%, of the number of Tax Returns completed during the immediately preceding Tax Season;

            19% of Net Sales if the number of paid Tax Returns completed during the Tax Season is greater than 96%, but less than or equal to 98% of the number of Tax Returns completed during the immediately preceding Tax Season;

            18.8% of Net Sales if the number of paid Tax Returns completed during the Tax Season is less than or equal to 96% of the number of Tax Returns completed during the immediately preceding Tax Season

      By way of example, if the number of paid Tax Returns during the 2004 Tax Season at a particular Store is 500, and the number of paid Tax Returns during the 2003 Tax Season at the same store was 511, then the 2004 number is 97.847 percent of the 2003 number and the applicable percentage of Net Sales would be 19% pursuant to the above schedule.

      If, however, the number of paid Tax Returns during the 2004 Tax Season at that store is 530, and the number for the 2003 Tax Season was 511, then the 2004 number is 103.718 percent of the number of 2003 and the applicable percentage of Net Sales would be 19.4 percent pursuant to the above schedule.

c. Small Store Sears Fees - A "Small Store" is defined as a store with less than $15,000,000 in annual revenue and fees shall be as follows:

      9% of Net Sales for all products
      13% of Net Sales after the first year of sales above $15,000,000 Standard Fees as set forth in Section 1a above thereafter

d.    New Store (not a replacement store location)
      9% of Net Sales for the first twelve months of operation
      After the first twelve months, Small Store Sears Fees apply

e. Tax Classes - Fees for Tax Classes shall be based upon a seven dollar ($7.00) per square foot annual cost, prorated for the time that Licensee occupies such space.

2.    Assumed Commission.

      In the event that Licensee fails to meet the store minimum requirement set forth in Section 6.1 of the Agreement, Licensee shall pay an assumed commission on the number of stores required to reach the Designated Sears Store minimum. The Assumed Commission will equal the average Sears Fees of the bottom quartile Designated Sears Stores from the previous year.

3.    Financial Services.

      In complete satisfaction of any obligation to pay fees to Sears based upon sales by Licensee of financial services products to Customers as defined in Section 4.1, during each Tax Season, Licensee shall pay Sears, at the conclusion of each Tax Season, the greater of either (i) Fifteen Percent of the Net Sales to U.S. tax operations, or (ii) the amount of Fifty Thousand Dollars ($50,000).

4.    Check Cashing

      Sears shall receive 85% of the Check Cashing Fee
      Licensee shall receive 15% of the Check Cashing Fee

5.    Peace of Mind Program.

      Licensee shall pay a fee of 15% of Net Sales to Sears for the Peace of Mind Program.

6.    Other Services.

      Sears Fees for Other Services shall be agreed to annually by the parties.

7.    Interchange Fee.

      The Sears Fees set forth above shall include an Interchange Fee of at least one percent (1%) for the processing of the Sears Cards. Such Interchange Fee may be changed at Sears' sole discretion, but shall not increase the Sears Fees set forth herein unless otherwise agreed by the parties.

                                 SCHEDULE 4.1(a)

                                  TEST MARKETS

To be determined by the parties.

                                 SCHEDULE 6.1(a)

                             FACILITY SPECIFICATIONS

1. See attached "Office Layout Guidelines" that show the general layout and space requirements of average Sears office locations.

2.    The size of a tax service office shall be calculated as follows:

      a.    One work station per 300 returns produced.

      b. Sears shall use reasonable efforts to provide 125 square feet of space per work station (this includes space for storage and reception).

3. Sears shall provide routine janitorial services in the Licensed Business Area consistent with the janitorial services regularly performed in the Designated Sears Store.

4. Licensee may update and revise these specifications from time to time as necessary, but such changes must be agreed and approved in writing by Sears.

                                 SCHEDULE 6.1(f)

                                      HVAC

Appropriate heating, ventilation and air conditioning to Licensee's offices. Reasonable office temperatures of between 64 degreesF and 78 degreesF shall be maintained on average during normal business hours, except during circumstances beyond Sears' reasonable control, including but not limited to power outages, brown-outs and extreme weather circumstances.

                                  SCHEDULE 6.2

                           CONSTRUCTION/REMODEL COSTS

                LICENSED BUSINESS AREA AT DESIGNATED SEARS STORE

Sears shall be responsible for the following in the construction of a Licensed Business Area, including Additional Locations, at a Designated Sears Store:

            a. if required by Sears, perimeter walls, painted standard Sears colors;

            b.    floor covered with standard Sears carpet/tile;

            c.    ceiling containing standard Sears lighting; and

            d.    standard electrical outlets.

Licensee shall be responsible for all other costs and expenses, including, without limitation furniture, fixtures, equipment, displays, cabinets, counters, shelving, and other such items. Licensee shall also be responsible for any non-standard walls, wall coverings, floor coverings, ceilings, lighting and electrical within the Licensed Business Area.

        EXPIRED, TERMINATED, VACATED OR ABANDONED LICENSED BUSINESS AREA

If a Licensed Business Area expires or is terminated, vacated or abandoned, Licensee shall have the financial responsibility to remove all Licensee's Equipment, signs and non-permanent fixtures. Licensee shall cap all gas, electrical and plumbing lines and disconnect all telephones. The Licensed Business Area shall be vacated in a "broom-clean" condition.

                                  SCHEDULE 9.2

                             CREDIT CARD CONDITIONS

Licensee's acceptance and processing of the Credit Cards (as defined in the Agreement) shall be performed in accordance with the following:

1. Acceptance of Credit Cards. Licensee shall accept each Credit Card presented by a Cardholder as payment for Authorized Merchandise/Services, and Sears shall reimburse Licensee for the amount of such Credit Card Sale in accordance with the terms of this Schedule, provided that Licensee complies with all of the other procedures in the Agreement and this Schedule relating to the acceptance of Credit Cards each time it makes a Credit Card Sale (as defined in the Agreement), including but not limited to the following conditions:

      (a) The Credit Card is presented to Licensee on or before the expiration date, if any;

      (b) The Credit Card is used as payment for Authorized Merchandise/ Services purchased by a Cardholder;

      (c) Licensee has followed the procedures for the completion of Sales Slips as set forth in Paragraph 2 below; and

      (d) Licensee has obtained Authorization for the Credit Card Sale as required pursuant to Paragraph 3 below.

      For purposes of this Schedule, "Sales Slips" means evidence of a Credit Card Sale in paper, electronic or imaged form, as designated by Sears to Licensee, and "Authorization" means permission from the Issuer or its agent to make a Credit Card Sale.

2.    Completion of Sales Slips.

      (a) General Requirements. For each Credit Card Sale, Licensee shall prepare a Sales Slip using the form approved by Sears, which may be modified from time to time by Sears in its sole discretion. Each Sales Slip must be legible and fully completed with the following information:

            (i) Date and location of the Credit Card Sale, including the unit number assigned by Sears for the Licensed Business location;

            (ii)  Brief description of the Authorized Merchandise/Services;

            (iii) Total amount of the Credit Card Sale, including itemized purchases, any additional fees and credits, and applicable state and local taxes;

            (iv)  Credit Card account number; and

            (v)   Authorization number or code (where applicable).

            In the event Licensee obtains Authorization (as defined in Paragraph 3 below) for each Credit Card Sale through the POS Terminal, Licensee shall not be required to obtain an imprint of the Credit Card. Licensee shall include all Authorized Merchandise/Services purchased in a single transaction on one Sales Slip except for customer deposits or partial payments. Licensee shall not increase the price of Authorized Merchandise/Services or charge an additional fee to Cardholders for using a Credit Card for purchasing Authorized Merchandise/Services.

      (b) Cardholder's Signature. Except in the case of internet, telephone or mail orders, a Sales Slip must be signed by the Cardholder for each Credit Card Sale at the time the Credit Card Sale is made and in the presence of an authorized representative or employee of Licensee. The signature on the Sales Slip must be reasonably similar to the signature appearing on the signature panel of the Credit Card. After completion of the Credit Card Sale, Licensee shall provide a legible and completed copy of the Sales Slip to the Cardholder. If Licensee fails to obtain the signature of the Cardholder on the Sales Slip and the Cardholder has not authorized the Credit Card Sale or denies the validity of the Credit Card Sale, the Credit Card Sale shall be subject to Chargeback pursuant to Paragraph 6 below. If the Credit Card has not been signed, Licensee shall ask the Cardholder to sign the Credit Card and verify such signature with the Cardholder's driver's license or other government issued identification before completion of the Credit Card Sale.

      (c) Loss and Retention of Sales Slips. Licensee shall be responsible for the loss, damage or corruption of any Sales Slips. Licensee shall retain copies of all Sales Slips for at least three (3) years after the date of the Credit Card Sales to which they apply. Licensee shall provide copies of Sales Slips to Sears or the Cardholder within five (5) days of a request from either party. Licensee's failure to provide a requested Sales Slip shall subject Licensee to Chargeback pursuant to Paragraph 6 below.

      (d) Telephone and Mail Order Sales. In addition to each of the requirements set forth in Paragraph 2(a) above, for internet, telephone and mail order sales, Licensee must record the shipping address and shipping date, if known, at the time of the Credit Card Sale, on the Sales Slip. Licensee will use reasonable judgment in identifying its customers. Licensee agrees to ship merchandise or deliver services within the time required by applicable law, and Licensee is responsible for compliance with all such applicable laws. The Cardholder's signature is not required with respect to mail order, telephone order or internet order Credit Card Sales, provided an Authorization number has been given and recorded and Licensee identifies each such Credit Card Sale as "Mail Order", "Telephone Order" or "Internet Order" on the Sales Slip. If a Cardholder asserts that he/she had not authorized a mail order, telephone order or internet order Credit Card Sale, asserts that he/she did not receive the merchandise within the time required by law, or otherwise denies the validity of the Credit Card Sale, such Credit Card Sale shall be subject to Chargeback pursuant to Paragraph 6 below.

3.    Authorization.

      (a) General Requirements. In accordance with the terms of this Paragraph 3, Licensee shall obtain Authorization for each proposed Credit Card Sale. For purposes of this Schedule, the purchase of one or more Authorized Merchandise/Services made by a Cardholder at one Licensed Business location and at one time shall be deemed to constitute a single Credit Card Sale.

      (b)   Obtaining Authorization.

            (i) Electronic Locations. Licensee will obtain Authorization for Credit Card Sales through the POS Terminal (if Licensee is using a POS Terminal provided by Sears). If a referral code is displayed on the POS Terminal and the dollar amount of the Credit Card Sale ("Proposed Purchase Amount") is above a dollar limit established for such Credit Card Sale ("Floor Limit") at the Designated Sears Store, Licensee shall telephone the Issuer to obtain further instructions, using a telephone number provided by Sears for such purpose. Licensee shall not process any Credit Card Sale in which the Proposed Purchase Amount exceeds the Floor Limit without obtaining the prior approval and consent of the Issuer.

            (ii) Non-Electronic Authorization. When the POS Terminal is unable to obtain Authorization electronically, Licensee shall contact the Issuer of the Credit Card (or its agent) (the "Authorization Center") using the telephone number provided for such purpose by Sears. If the Authorization Center approves the Credit Card Sale, Licensee will be given an Authorization code or number which must be recorded on the Sales Slip.

      (c) Right of Chargeback. If Authorization for any Credit Card Sale is required but not obtained by Licensee, or an Authorization code is not recorded when Licensee is required to do so, or Authorization is requested by Licensee but declined by the Issuer, Sears may process a Chargeback for such Credit Card Sale pursuant to Paragraph 6 below.

      (d) Card Retrieval and Retention. Licensee shall follow reasonable instructions given by the Authorization Center in connection with a Credit Card Sale, such as obtaining Cardholder identification or Credit Card retention. If the Authorization Center instructs Licensee to take the Credit Card and the Cardholder refuses, Licensee will make no further effort to obtain the Credit Card.

4. Operating Standards. Licensee shall observe other operating standards established by each Issuer from time to time ("Operating Standards") with respect to the Credit Card

      Sales made by Licensee on such Issuer's Credit Card. A copy of the current Sears Card Operating Standards is attached to this Schedule as Attachment 1.

5. Cardholder Credits and Payments. When merchandise or services originally purchased with a Credit Card are returned for refund, unless specifically required by law, Licensee shall not give cash refunds for Authorized Merchandise/Services returned or rejected by a Cardholder to any Cardholder in connection with a Credit Card Sale. For each non-cash refund issued by Licensee to a Cardholder of all or a portion of a Credit Card Sale (a "Credit"), Licensee shall prepare and deliver to the Cardholder evidence of each Credit in a paper form (a "Credit Slip"), which Licensee shall complete in accordance with the instructions provided by Sears from time to time. Licensee will retain copies of all Credit Slips for three
      (3) years from the date of the refund and will submit Credit Slips evidencing such Credits to Sears within the time period required by law in order that the appropriate Credit may be entered on the Cardholder's account. The Credit indicated on the Credit Slip may not exceed the original Credit Card Sale amount.

6. Chargeback Rights and Procedures. If Licensee has not complied with any of the terms of this Schedule or the Agreement with respect to any Credit Card Sale, Sears may process a Chargeback to Licensee for the amount of the Credit Card Sale, including without limitation each Credit Card Sale made on any Credit Card account with respect to which Licensee did not properly process the Credit Card Sale or any portion thereof. A "Chargeback" means Sears' refusal, under the terms of this Schedule, to pay Licensee pursuant to the terms of the Agreement, and reimbursement to Sears of a Credit Card Sale for which Licensee was previously paid. Sears is not required to pay Licensee for a Credit Card Sale that is being charged back. If Sears has already paid Licensee for such Credit Card Sale, Sears in its sole discretion may deduct the amount to be charged back through its settlement with Licensee under Section 9.4 of the Agreement or offset such amount from future payments due Licensee under the Agreement. Any Chargebacks not paid by the aforesaid means shall be due and payable by Licensee promptly upon demand. Notwithstanding anything to the contrary herein, in the event a Cardholder, in accordance with the provisions of applicable state law or the federal Truth in Lending Act and its implementing Regulation, Regulation Z, as they may be amended from time to time, files with an Issuer or Sears a billing error notice, unauthorized charge inquiry or alleges a quality dispute with respect to merchandise or services purchased from Licensee, Sears has the right of Chargeback against Licensee with respect to each Credit Card Sale which is the subject of such inquiry or dispute. Licensee shall cooperate with the Issuer in any investigation relating to any such inquiry or dispute, and Licensee shall respond fully and accurately to the Issuer's requests for information, documents or other assistance relating to any such investigation immediately, and no later than twenty (20) days after receipt. If any Issuer charges Sears a fee for excessive Chargebacks against transactions of the Licensed Business, Licensee shall reimburse Sears for the amount of such fee within five (5) days after receiving Sears' invoice for such fee accompanied by reasonable supporting documentation.

7. Representations and Warranties. Licensee represents and warrants to Sears that each Credit Card Sale will arise out of a bona fide sale of Authorized Merchandise/Services by

      Licensee and will not involve the use of a Credit Card for any other purpose. Licensee will indemnify Sears for Licensee's use of a Credit Card outside the scope of the Agreement or for unauthorized purposes.

8. Credit Policies and Account Terms. Licensee acknowledges that each Issuer has the sole and exclusive right to set credit policies and account terms and conditions, including but not limited to finance charge rates, fees and other terms of the account agreement, for its Credit Card accounts and that such policies, terms and conditions are beyond Sears' control. Sears will use its best efforts to give Licensee prior notice of any changes in credit policies or account terms that are reasonably likely to have a material impact on Licensee's Credit Card Sales or to otherwise materially affect Licensee's obligations under the Agreement.

9. Termination of Card Acceptance. Licensee acknowledges that Sears may, in its sole discretion and upon notice to Licensee, terminate the acceptance of the Credit Card at any Licensed Business location for good cause, including high fraudulent activity, excessive Chargebacks or other course of business conduct at such location that is injurious to the business relationship between Licensee and Sears.

10. Defined Terms. Capitalized terms not otherwise expressly defined in this Schedule have the meanings ascribed to them in the Agreement.

                          ATTACHMENT 1 TO SCHEDULE 9.2

                             OPERATING INSTRUCTIONS

Sears Card Logo

Licensee shall properly display the appropriate Sears Card logos ("Logos") on promotional materials to inform the public that the Sears Card will be honored at the Licensed Business. Use of decals, signs, printed materials and broadcast materials which bear the Logos must comply with the specifications provided to Licensee. Licensee may use the Logos, or the names or representations thereof, on promotional printed or broadcast materials only to indicate that the Sears Card is accepted for payment.

Altered and Counterfeit Cards (Licensees With Store-based Operations)

Licensee's employees should be familiar with the appearance of a valid Sears Card and must check cards presented for signs of counterfeiting or alterations. Licensee's employees should exercise reasonable care in checking each Sears Card.

Preparation of Sales Slip and Credit Slip

When imprinting is required, Licensee will use a suitable imprinter to legibly imprint on each Sales Slip and Credit Slip the embossed information from the Sears Card and from the Licensed Business plate and will fully complete the Sales Slip or Credit Slip.

Licensee shall provide the Cardholder with a completed copy of the Sales Slip or Credit Slip, as applicable, at the time of each completed Sears Card Sale. Licensee will include the following information on the Cardholder's copy of the Sales Slip or Credit Slip:

1.    Cardholder's Account Number;

2.    Licensed Business name, merchant number and address;

3.    Itemized description of merchandise or service purchased;

4. Itemized charges and total amount of the Sears Card sale (including sales tax);

5.    Sears Card sale date;

6.    Authorization number or code, where applicable; and

7.    For Credits, original sale date and reason for refund, if applicable.

Authorization Requirements

Sears will provide Authorization services to Licensed Business locations within the United States and its territories through authorization center ("Authorization Center(s)"). The Authorization

Centers will be open for business seven (7) days per week, in conjunction with Sears' retail store hours.

Licensee must obtain Authorization from the Authorization Center on all Sears Card sales except as otherwise required in these Operating Instructions.

To obtain Authorization of a sales transaction, Licensee must provide Sears with:

1.    The Cardholder's Account number;

2.    The Licensed Business Account number, if applicable; and

3.    The total amount of the transaction (including sales tax and/or tip).

The Authorization code must be entered in the appropriate box on the Sales Slip or shown on the automatically printed register receipt. Sears Card Authorizations are valid for forty-five (45) days.

Authorization Floor Limit

In addition to any Floor Limits on Schedule 9.2, help desks will assign maximum Floor Limits for Licensee when the Authorization system is not available. If Licensee accepts a Sears Card sale at or above a Floor Limit without Authorization, Licensee does so at its own risk, subject to Chargeback. Licensee should not construe the assigned Floor Limits as a guarantee against potential Chargeback. Any infraction of the Floor Limit policy shall be for the total dollar amount of the transaction and not only the portion over the assigned Floor Limit.

Request for Cancellation of Authorization

If Licensee or a Cardholder cancels or voids a sale transaction prior to its completion and an Authorization was previously obtained for such Sears Card sale, Licensee should request a cancellation of such Authorization, if requested by Cardholder, which Licensee shall complete in accordance with the instructions provided by Sears from time to time. An Authorization should be canceled on the day it was made.

Remittance of Sales Slips and Credit Slips

Licensee shall electronically submit daily sales data to Sears or its designee. Sales Slips and Credit Slips will show Cardholder Account number, name, address, city, state, and may include other information reasonably related to customer identification.

Chargeback Reason Codes - Immediate

Transactions violating the rules and instructions as established in these "Operating Instructions" are subject to immediate Chargeback for the following reasons:

Definition                     Explanation
----------                     -----------
Declined Authorization         A purchase was completed after Licensee received a declined message from the Authorization Center.

Invalid Card number            Transaction was submitted using an account number for which no valid account exists or can be located.

Non-Receipt of                 Sales Slip not provided in response to ticket retrieval
Requested Item                 request.

Requested Item-                Sales Slip provided in response to ticket retrieval is not
Illegible Copy                 legible.

Service Establishment          Used in situations where Licensee has violated general
Adjustment                     operating procedures not covered by other definitions.  A detailed explanation will be provided for Licensee.

Chargeback Reason Codes - Prior Notification

A pending Chargeback notification will be provided to Licensee in the following cases. Licensee will have fifteen (15) business days to resolve the inquiry/dispute to avoid the Chargeback. If the inquiry/dispute is not resolved by Licensee within fifteen (15) business days, or Licensee has not notified the Authorization Center of the resolution by the end of the fifteenth (15th) business day, then Sears, at its option, may process a Chargeback to Licensee.

Definition                     Explanation
----------                     -----------
Transaction Exceeds            Any transaction at or above Licensee's assigned Floor Limit
Floor Limit                    for which a required Authorization was not obtained and which cannot, for whatever reason, be promptly collected from the Cardholder.

Cardholder Disputes            This Chargeback reason will be used for any Cardholder dispute.

Merchandise/Service            Regarding the quality of merchandise purchased or services rendered or any portion thereof.

Non-Receipt of Merchandise     Cardholder charged for merchandise or services never received or canceled prior to receipt.

Alteration of Amount           This reason will apply only to Cardholder disputes claiming that the purchase amount for which the Cardholder signed was altered after the
                               Cardholder signed the Sales Slip and without his/her consent or direction.  Upon presentation of adequate proof of such claim, such as a Sales Slip, only the difference can be charged back.

Duplicate Processing           Cardholder has been charged more than one time for a single transaction.

Non-Receipt of Credit          Cardholder claims that a Credit issued by Licensee was never posted to the Cardholder Account.  The Chargeback is limited to the amount of the Credit.

Credit Posted as Debit         Cardholder possesses Credit Slip which appears as debit on his/her statement.

Unauthorized Purchase          The Cardholder claims that neither the Cardholder nor any party authorized by the Cardholder participated in the transaction and that the Cardholder has no knowledge of it.

Missing Signature              Sales slip is missing signature or Licensee failed to follow telephone Authorization procedure and Cardholder does not recognize sale.

Licensee is expected to resolve a Cardholder dispute/inquiry directly with the Cardholder. Sears will not arbitrate the dispute.

Merchant Program Agreement

In addition to the Chargebacks identified above, Sears may Chargeback any Sears Card sale with respect to which Licensee fails to comply with the terms and conditions set forth in the License Agreement.

Reversal of Chargebacks/Representment

Licensee will have ninety (90) days from Chargeback to cure the reason for Chargeback and request a reversal from Sears. Sears, exercising its reasonable judgment, shall decide whether any Chargeback is to be reversed. If Sears decides to reverse a Chargeback, Licensee will submit to Sears:

1) The original Sales Slip or equivalent information in electronic or optic format; and, where applicable,

2)    Documentation of the Cardholder's agreement to the reversal.

Unless agreed to by Sears, Licensee may not resubmit any Sales Slip once that item has been charged back for any reason. Nor may Licensee resubmit the amount in question by preparing a new Sales Slip, unless that Sales Slip bears the imprint to the Cardholder's Sears Card and is signed by the Cardholder.

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Good Faith Chargeback Reversals

If the ninety (90) day reversal period has elapsed, Licensee may request a good faith reversal if extreme extenuating circumstances exist. Sears, using its reasonable judgment, shall be sole determiner in granting any good faith reversals. If a good faith reversal is granted, the transaction will be posted to the Cardholder's Account. If the Cardholder objects for any reason, the amount will immediately be charged back to Licensee with no further reversal rights.

Sears Card Payments at Designated Locations

1) Licensee shall accept Sears Card payments at all Licensed Business locations that have the technical capability to do so (if Licensee is using a POS Terminal provided by Sears). Licensee shall accept such payments at no charge or fee to Sears Cardholders.

2) Licensee shall ring each Sears Card payment through the POS Terminal and record the payment data at the time of receipt of the payment.

3) Licensee must provide a receipt to Sears Cardholder for each payment, regardless of whether the payment is by check or cash if requested by the Cardholder.

4) In the event that any Sears Cardholder payment does not post or is received in an incorrect amount, due to an error in ringing the payment or a systems malfunction by Licensee or at the Licensed Business, Licensee shall re-ring the payment, upon request by Sears and the Issuer's verification that the payment did not post.

5) Licensee agrees to use reasonable efforts to assist Sears in researching any Cardholder inquiries regarding payments. In the event Licensee does not respond to Sears' inquiry within thirty (30) business days or is unable to provide sufficient documentation within such time, the amount of the payment in dispute will be subject to Chargeback pursuant to the Agreement.

6) All checks for payments on a Cardholder's Sears Card account shall be made payable to "Sears" or "Sears, Roebuck and Co." and not to Licensee.

7) Licensee agrees to follow all laws, regulations and reporting requirements applicable to taking any cash payments of ten thousand dollars ($10,000) or more.

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